UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934, as amended

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[x]           Definitive Proxy Statement

[_]           Definitive Additional Materials

[_]           Soliciting Material under ss. 240.14a-12

PACIFIC PREMIER BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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17901 Von Karman Avenue, Suite 1200
Irvine, California 92614
949-864-8000

April 16, 2013

Fellow Stockholders:

On behalf of the Board of Directors and management of Pacific Premier Bancorp, Inc. (the “Company”), you are cordially invited to attend the Annual Meeting of Stockholders of the Company (“Annual Meeting”).  The Annual Meeting will be held on Wednesday, May 29, 2013, at 9:00 a.m., Pacific Time, at the Company’s corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614.

The attached Notice of the Annual Meeting and Proxy Statement describe in greater detail all of the formal business that will be transacted at the Annual Meeting.  Directors and officers of the Company will be present at the Annual Meeting to respond to any questions that you may have regarding the business to be transacted.

The Board of Directors of the Company has determined that each of the proposals that will be presented to the stockholders for their consideration at the Annual Meeting are in the best interests of the Company and its stockholders, and unanimously recommends and urges you to vote “FOR” each director nominee specified under Item 1, “FOR” approval, on a non-binding advisory basis, of the Company’s executive compensation under Item 2 and “FOR” the ratification of the appointment of Vavrinek, Trine, Day & Co., LLP as the independent auditors of the Company for the fiscal year ended December 31, 2013 under Item 3.

We encourage you to attend the Annual Meeting in person if it is convenient for you to do so.  If you are unable to attend, it is important that you vote via the Internet, by telephone, or sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.  Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting.

On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.

Best Regards,

Steven R. Gardner

President and Chief Executive Officer

PACIFIC PREMIER BANCORP, INC.
17901 Von Karman Avenue, Suite 1200
Irvine, California 92614
949-864-8000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 29, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (“Annual Meeting”) of Pacific Premier Bancorp, Inc. (the “Company”) will be held on Wednesday, May 29, 2013 at 9:00 a.m., Pacific Time, at the Company’s corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California, to consider and act upon the following matters:

1.	To elect seven (7) directors, each for a one-year term, or until their successors are elected and qualified;

2.	To approve, on a non-binding advisory basis, the Company’s executive compensation;

3.	To ratify the appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent auditor for the fiscal year ended December 31, 2013; and

4.	To transact such other matters as may properly come before the meeting and at any adjournments thereof. Management is not aware of any other such business.

The Board of Directors has fixed April 1, 2013 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.  Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

By Order of the Board of Directors,
Kent J. Smith
Corporate Secretary/EVP/CFO
Irvine, California
April 16, 2013

IMPORTANT: Whether or not you expect to attend the Annual Meeting, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or mail by using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Annual Meeting and will save the Company the expense of additional solicitation. Submitting your proxy will not prevent you from voting your shares in person at the Annual Meeting if you desire to do so. Your proxy is revocable at your option in the manner described in the Proxy Statement.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2013

The proxy materials for this Annual Meeting, which consist of the Proxy Statement, annual report, and form of proxy, are available over the Internet at www.proxyvote.com.

If you would like to vote in person at the Annual Meeting and would like to obtain directions to the Annual Meeting, please contact Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614 at (949) 864-8000.  All persons attending the Annual Meeting must present photo identification.

Table of Contents

GENERAL INFORMATION
Questions and Answers about these Proxy Materials and the Annual Meeting
INFORMATION ABOUT THE ANNUAL MEETING
ITEM 1. ELECTION OF DIRECTORS
Board Nominees
Nominated Directors
Executive Officers Who Are Not Serving As Directors
Corporate Governance
Committees of the Board of Directors
Principal Holders of Common Stock
Security Ownership of Directors and Executive Officers
Compensation of Non-Employee Directors
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Committee Report
Compensation Policies and Programs and Risk Management
Summary Compensation Table
Stock Awards
Option Awards
Non-Equity Incentive Plan Compensation
All Other Compensation
Grants of Plan-Based Awards in 2012
Outstanding Equity Awards
Exercised Options in 2012
Pension Benefits
Nonqualified Deferred Compensation
Long-Term Care Insurance Plan
Potential Payments Made Upon Termination or a Change-in-Control
RELATED TRANSACTIONS AND OTHER MATTERS
Transactions with Certain Related Persons
Indebtedness of Management
SECTION 16(a)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ITEM 2. TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
ITEM 3. TO RATIFY THE APPOINTMENT OF VAVRINEK, TRINE, DAY & CO., LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013
Fees
Audit Committee Pre-Approval Policies and Procedures
REPORT OF THE AUDIT COMMITTEE
ANNUAL REPORT
HOUSEHOLDING
STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING
OTHER MATTERS

PACIFIC PREMIER BANCORP, INC.
17901 Von Karman Avenue, Suite 1200
Irvine, California 92614
_________________________________

PROXY STATEMENT
GENERAL INFORMATION
For the 2013 Annual Meeting of Stockholders
To Be Held on Wednesday, May 29, 2013

Our Board of Directors is soliciting proxies to be voted at our 2013 Annual Meeting of Stockholders (“Annual Meeting”) on May 29, 2013, at 9:00 a.m., Pacific Time, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders (the “Notice”) and in this Proxy Statement.  This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Company on or about April 23, 2013.

As used in this Proxy Statement, the terms “Company,” “we,” “us” and “our” refer to Pacific Premier Bancorp, Inc., the term “Bank” refers to Pacific Premier Bank and the terms “Board of Directors” and “Board” refers to the Board of Directors of the Company.

 _________________________________

Questions and Answers about these Proxy Materials and the Annual Meeting

Question: Why am I receiving these materials?

Answer: Our Board of Directors is providing these proxy materials to you in connection with the Annual Meeting, to be held on May 29, 2013.  As a stockholder of record as of April 1, 2013 (the “Record Date”), you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Question: What information is contained in this Proxy Statement?

Answer: This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives, and certain other required information.

Question: Can I access the Company’s proxy materials and annual report electronically?

Answer: Yes.  The Proxy Statement, form of proxy and annual report are available at www.proxyvote.com.  To view this material, you must have available the 12-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

Question: Who is soliciting my vote pursuant to this Proxy Statement?

Answer: Our Board of Directors is soliciting your vote at the Annual Meeting.

Question: Who is entitled to vote?

Answer: Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

Question: How many shares are eligible to be voted?

Answer: As of the Record Date, we had 15,437,531 shares of common stock outstanding.  Each outstanding share of our common stock will entitle its holder to one vote on each of the seven (7) director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting.

Question: What am I voting on?

Answer: You are voting on the following matters:

●	The election of seven (7) director nominees. Our director nominees are:

Kenneth A. Boudreau, John J. Carona, Steven R. Gardner, Joseph L. Garrett, John D. Goddard, Jeff C. Jones, and Michael L. McKennon.

●	The approval, on a non-binding advisory basis, of the Company’s executive compensation.

●	The ratification of the appointment of Vavrinek, Trine, Day & Co., LLP (“VTD”) as the Company’s independent auditor for the fiscal year ended December 31, 2013.

Question: How does our Board of Directors recommend that I vote?

Answer: Our Board recommends that stockholders vote their shares as follows:

●	“FOR” each director nominee;

●	“FOR” the approval, on a non-binding advisory basis, of the Company’s executive compensation; and

●	“FOR” the ratification of the appointment of VTD as the Company’s independent auditor for the fiscal year ended December 31, 2013.

Question: How many votes are required to hold the Annual Meeting and what are the voting procedures?

Answer: Quorum Requirement: As of the Record Date, 15,437,531 shares of the Company’s common stock were issued and outstanding.  A majority of the outstanding shares entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting.  If you submit a properly executed proxy, then you will be considered part of the quorum.

Required Votes: Each outstanding share of our common stock is entitled to one vote on each proposal at the Annual Meeting.

If there is a quorum at the Annual Meeting, the matters to be voted upon by the stockholders require the following votes for such matter to be approved:

●
Election of Directors. The seven (7) director nominees who receive the greatest number of votes cast for director nominees will be elected.  There is no cumulative voting for our directors.  If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee.  Abstentions are not counted in the election of directors and do not affect the outcome.

●
Advisory Vote on Approval of Executive Compensation.  The affirmative vote of holders of at least of a majority of the shares for which votes are cast at the Annual Meeting is required to approve, on a non-binding advisory basis, the Company’s executive compensation.  Abstentions will not be counted as votes cast and, therefore, will not affect the outcome.

●
Ratification of Independent Auditors.  The affirmative vote of holders of at least the majority of the shares for which votes are cast at the Annual Meeting is required for ratification of the appointment of VTD as our independent auditor for the fiscal year ended December 31, 2013.  Abstentions will not be counted as votes cast and, therefore, will not affect the outcome.

    If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.”  Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals.  If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Item 3 the ratification of the appointment of our independent registered public accounting firm.  Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters such as Item 1 the election of directors, and Item 2 the approval, on a non-binding advisory basis, of the Company’s executive compensation.

    Shares represented by proxies that are marked vote “withheld” with respect to the election of any nominee for director will not be considered in determining whether such nominee has received the affirmative vote of a plurality of the shares.

Question: How may I cast my vote?

Answer: If you are the stockholder of record, you may vote by one of the following four methods (as instructed on the enclosed proxy card):

●	in person at the Annual Meeting;
●	via the Internet;
●	by telephone; or
●	by mail.

    If you would like to vote in person at the Annual Meeting and would like to obtain directions to the Annual Meeting please contact Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614 at (949) 864-8000.

    If you elect to vote by mail and you received a printed proxy card, you may mark, sign, date and mail the proxy card you received from us in the return envelope.  If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described below), which will include a proxy card.

    Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions.  If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors.

    If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted.  Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement and our annual report.  If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to our Annual Meeting.

Question: How may I cast my vote over the Internet or by telephone?

Answer: Voting over the Internet: If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 P.M., Eastern Time, May 28, 2013.  Visit www.proxyvote.com and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting by Telephone: If you are a stockholder of record, you may call 1-800-776-9437 and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, May 28, 2013.  Have your proxy card in hand when you call and then follow the instructions.

    If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Question: How may a stockholder nominate someone at the Annual Meeting to be a director or bring any other business before the Annual Meeting?

Answer: The Company’s Amended and Restated Bylaws (the “Bylaws”) require advance notice to the Company if a stockholder intends to attend an annual meeting of stockholders in person and to nominate someone for election as a director or to bring other business before the meeting.  Such a notice may be made only by a stockholder of record within the time period established in the Bylaws and described in each year’s Proxy Statement.  See “Stockholder Proposals for the 2014 Annual Meeting” beginning on page 44.

Question: How may I revoke or change my vote?

Answer: If you are the record owner of your shares, and you completed and submitted the proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

●	submitting a new proxy card with a later date,
●	delivering written notice to our Secretary on or before May 28, 2013, stating that you are revoking your proxy,
●	attending the Annual Meeting and voting your shares in person, or
●
If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

    Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.

    If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.

Question: Who is paying for the costs of this proxy solicitation?

Answer: The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies.  In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.  We have retained American Stock Transfer & Trust Co. to assist in the solicitation at a cost of approximately $3,500, plus payment of reasonable out-of-pocket expenses incurred by American Stock Transfer & Trust Co.

Question: Who will count the votes?

Answer: American Stock Transfer & Trust Co., the inspector of elections for the Annual Meeting, will receive and tabulate the ballots and voting instruction forms.

Question: How can I obtain the Company’s Corporate Governance information?

Answer: Our Corporate Governance information is available on our website at www.ppbi.com under the Investor Relations section.  Our stockholders may also obtain written copies at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.

Question: How do I request electronic or printed copies of this and future proxy materials?

Answer: You may request and consent to delivery of electronic or printed copies of future proxy statements, annual reports and other stockholder communications by

●	visiting www.proxyvote.com,
●	calling 1-800-579-1639, or
●	sending an email to sendmaterial@proxyvote.com.

When requesting copies of proxy materials and other stockholder communications, you should have available the 12-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

INFORMATION ABOUT THE ANNUAL MEETING

Our Annual Meeting will be held at 9:00 a.m., Pacific Time, on Wednesday, May 29, 2013, at Pacific Premier Bancorp, Inc.’s corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614.

 ITEM 1.  ELECTION OF DIRECTORS

Board Nominees

Our Board of Directors has nominated each of the following persons for re-election as a director.  Under our Bylaws, directors are elected by the stockholders each year at the annual meeting of stockholders and shall hold office until the next annual meeting and until their successors are elected and qualified.  Each nominee is currently a director of the Company and each has indicated that he is willing and able to continue to serve as a director.  We have provided biographical and other information on each of the nominees beginning on page 5 of this Proxy Statement.

Kenneth A. Boudreau	John J. Carona
Steven R. Gardner	Joseph L. Garrett
John D. Goddard	Jeff C. Jones
Michael L. McKennon

Vote Required

The seven (7) director nominees who receive the greatest number of votes cast for the director nominees will be elected.  There is no cumulative voting for our directors.  If you indicate “withhold” for a particular nominee on your proxy card, your vote will not be considered in determining whether a nominee has received the affirmative vote of a plurality of the shares.  The election of directors is considered a “non-routine” item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.  Therefore, broker “non-votes” will not be considered in determining whether a nominee has received the affirmative vote of a plurality of the shares.

If any nominee becomes unable or unwilling to serve, which is not anticipated, the accompanying proxy may be voted for the election of such other person as shall be designated by the Nominating and Corporate Governance Committee (“Nominating Committee”) of our Board of Directors.  Proxies granted may not be voted for a greater number of nominees than the seven (7) named above.  Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR each of the nominees listed above.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Nominated Directors

Below is information regarding each of our director nominees, each of whom has been nominated for re-election at the Annual Meeting.

Kenneth A. Boudreau, 63, has served as a member of the Company’s Board since 2005.  Mr. Boudreau retired in 2012 and is providing management consulting services to the commercial aerospace industry.  He was previously President of Coast Composites, Inc., a manufacturing concern in Irvine, California.  He joined Coast Composites in 2008 after a 12-year career with M. C. Gill Corporation, a manufacturing concern in El Monte, California, where he last served as President and Chief Executive Officer.  Mr. Boudreau joined M. C. Gill Corporation in 1996 as its Chief Financial Officer, assumed progressive responsibilities over time, and was named President and Chief Executive Officer in 2002.  Mr. Boudreau had previously been employed by The Quikset Organization in Irvine, California for 15 years where he was initially hired as their controller and advanced to lead their subsidiaries with $40 million in revenue.  Mr. Boudreau is a CPA in California, and was employed by Deloitte & Touche before joining The Quikset Organization.  He obtained his B.A. degree in Business Administration from California State University, Fullerton.

John J. Carona, 57, was appointed to the Board of Directors on March 15, 2013, in connection with the Company’s acquisition of First Associations Bank (“FAB”), a Dallas, Texas-based state chartered bank.  Senator Carona served as a director of FAB since its inception in 2007.  Senator Carona is the President and Chief Executive Officer of Associations, Inc. (“Associa”), a Texas corporation that specializes in providing management and related services for homeowners associations (“HOAs”) located across the United States.  Senator Carona has been a member of the Texas Legislature since 1990 and is currently in his fifth term in the Texas Senate, representing District 16 in Dallas County.  Previously, Senator Carona was elected to three terms in the Texas House of Representatives.  Senator Carona currently serves as Chairman of the Senate Business and Commerce Committee, Joint Chairman of the Legislative Oversight Board on Windstorm Insurance and as Co-Chairman of the Joint Interim Committee to Study Seacoast Territory Insurance.  He also serves as a member of the Senate Select Committee on Redistricting and the Senate Criminal Justice, Education and Jurisprudence committees.  Previously, he served as Chairman of the Senate Transportation and Homeland Security Committee.  Senator Carona received a Bachelor of Business Administration degree in insurance and real estate from The University of Texas at Austin in 1978.

Steven R. Gardner, 52, has been the President and Chief Executive Officer of the Company and the Bank since the third quarter of 2000, and has served as a director of the Company since 2000. Prior to joining us, Mr. Gardner was Senior Vice President at Hawthorne Financial since 1997. Mr. Gardner has served in management positions in credit administration, portfolio management, lending production and operations as well as risk management for the past 26 years. Mr. Gardner is the Vice Chairman of the Federal Reserve Bank of San Francisco's Community Depository Institutions Advisory Council (CDIAC) and is currently a Director of ICBA Securities and a Director of ICBA Holding Company. Mr. Gardner holds a B.A. degree from California State University, Fullerton and attended graduate school at California State University, Long Beach.

Joseph L. Garrett, 64, has served as a director for the Company since his recent appointment to the Board of Directors by the Board on March 28, 2012.  Mr. Garrett was the President, Chief Executive Officer and a member of the Board of Directors for both American Liberty Bank and Sequoia National Bank.  He also served as a member of the Board of Directors for Hamilton Savings Bank.  Since 2003, Mr. Garrett has been a principal at Garrett, McAuley & Co., which provides mortgage banking advisory services to commercial banks, thrifts, and mortgage banking companies.  Mr. Garrett received his A.B. and M.B.A. from the University of California (Berkeley) and his M.A. from the University of Washington (Seattle).

John D. Goddard, 74, has served as a director for the Company since 1988.  Mr. Goddard has been a Certified Public Accountant for the past 43 years.  Mr. Goddard was initially employed by W.C. Brassfield, CPA from 1962 to 1965.  He formed the partnership, Brassfield and Goddard, CPAs in 1965 and continued practicing there until September 1976.  The firm incorporated into Goddard Accountancy Corporation, CPAs where Mr. Goddard practiced and served as President from September 1976 until December 2003.  The corporation merged with the firm of Soren McAdam Christenson, LLP in January 2004.  Mr. Goddard retired on January 1, 2008 from full-time practice as a CPA and now works part-time on a consulting basis.

Jeff C. Jones, 58, has served as a member of the Company’s Board since July 2006, and became Chairman of the Board in August 2012.  Mr. Jones is the current Managing Partner and current Executive Committee member of, and partner in, the regional accounting firm Frazer, LLP, which he has been with since 1977.  Mr. Jones has over 30 years of experience in servicing small and medium sized business clients primarily within the real estate, construction, and agricultural industries.  Mr. Jones is a past president of Inland Exchange, Inc., an accommodator corporation, and has served on the Board of Directors of Moore Stephens North America, Inc. Mr. Jones holds a B.S. degree in Business Administration from Lewis and Clark College in Portland, Oregon, and a Masters of Business Taxation from Golden Gate University.  Mr. Jones is a CPA in California, is licensed as a life insurance agent and holds a Series 7 securities license.

Michael L. McKennon, 52, has served as a member of the Company’s Board since 2004, and currently chairs our Audit Committee.  Mr. McKennon is a partner with the Newport Beach public accounting firm of dbbmckennon, a registered firm of the Public Company Accounting Oversight Board (“PCAOB”).  Prior thereto, Mr. McKennon was a founding partner of the Irvine, California accounting firm of McKennon Wilson & Morgan LLP, a registered firm of the PCAOB.  Mr. McKennon, a CPA in the state of California, has been responsible for audit and accounting practices since 1998 in these firms.  Mr. McKennon was previously employed by the accounting firm of PricewaterhouseCoopers LLP and Arthur Andersen & Co. Mr. McKennon has 28 years of experience in private and public accounting, auditing and consulting in Southern California.  He obtained his B.A. degree in Business Administration from California State University, Fullerton.

Executive Officers Who Are Not Serving As Directors

Below is information regarding each of our executive officers who are not directors of the Company, including their title, age, date they became an officer of the Company, and a brief biography describing each executive officer’s business experience.

Kent Smith, 51, Executive Vice President/Chief Financial Officer and Treasurer, was hired in September 2009.  Mr. Smith serves as Chairman of our Asset Liability Committee.  Prior to joining the Bank, Mr. Smith worked for sixteen years for Downey Savings and Loan Association as a Senior Vice President, Controller, Assistant Controller, Financial Reporting Manager and Senior Technical Auditor.  Mr. Smith served as Vice President, Loan Accounting Manager for FarWest Savings and Loan and as a Senior Accountant for Deloitte and Touche.  Mr. Smith obtained his B.A. degree in Accounting from Brigham Young University.

Edward Wilcox, 46, Executive Vice President/Chief Operating Officer – was hired in August 2003 as the Bank’s Senior Vice President and Chief Credit Officer.  In September 2004, Mr. Wilcox was promoted to Executive Vice President and was responsible for overseeing loan and deposit production.  In the fourth quarter of 2005, Mr. Wilcox was promoted to Chief Banking Officer and assumed responsibility of the branch network.  In March 2013, Mr. Wilcox was promoted to Chief Operating Officer and assumed responsibility for all of the day-to-day operations of the Bank.  Prior to joining us, Mr. Wilcox served as Loan Production Manager at Hawthorne Savings for two years and as the Secondary Marketing Manager at First Fidelity Investment & Loan for five years.  Mr. Wilcox has an additional nine years of experience in real estate banking including positions as Asset Manager, REO Manager and Real Estate Analyst at various financial institutions.  Mr. Wilcox obtained his B.A. degree in Finance from New Mexico State University.

Mike Karr, 44, Executive Vice President/Chief Credit Officer – was hired in April 2006.  Mr. Karr oversees the Bank’s credit functions and has responsibility for all lending and portfolio operations.  He is the Chairman of our Credit Committee and our Credit and Investment Review Committee.  Prior to joining the Bank, Mr. Karr worked for Fremont Investment & Loan for 11 years as Vice President in charge of their Commercial Real Estate Asset Management department.  Mr. Karr obtained his B.A. degree in Economics and Government, cum laude, from Claremont McKenna College and his Masters in Business Administration from the University of California, Irvine.

    Tom Rice, 41, Executive Vice President/Chief Risk Officer – was hired November 2008 as the Bank’s Senior Vice President and Chief Information Officer.  In March 2013, Mr. Rice was promoted to Executive Vice President and is responsible for overseeing information technology and enterprise risk management for the Bank.  Prior to joining us, Mr. Rice served as IT Director at Vineyard National Bank for three years and as a founding partner and Director of Operations for Compushare for 12 years.  Mr. Rice obtained his B.S. degree in Computer Information Systems from Devry University.

Corporate Governance

We value strong corporate governance principles and adhere to the highest ethical standards.  These principles and standards, along with our core values of fairness and caring, assist us in achieving our corporate mission.  To foster strong corporate governance and business ethics, our Board of Directors continues to take many steps to strengthen and enhance our corporate governance practices and principles.  To that end, we have adopted Corporate Governance Guidelines to achieve the following goals:

●	to promote the effective functioning of the Board of Directors;
●	to ensure that the Company conducts all of its business in accordance with the highest ethical and legal standards; and
●	to enhance long-term stockholder value.

The full text of our Corporate Governance Guidelines is available on our website at www.ppbi.com under the Investor Relations section.  Our stockholders may also obtain a written copy of the guidelines at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.

The Nominating Committee of our Board of Directors administers our Corporate Governance Guidelines, reviews performance under the guidelines and the content of the guidelines annually and, when appropriate, recommends updates and revisions to our Board of Directors.

Director Qualifications, Diversity and Nomination Process

Our Nominating Committee is responsible for reviewing with the Board of Directors annually the appropriate skills and characteristics required of the Board members, and for selecting, evaluating and recommending nominees for election by our stockholders.  The Nominating Committee has authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.

In evaluating both the current directors and the nominees for director, the Nominating Committee considers such other relevant factors as it deems appropriate, including the current composition of the Board, the need for Audit Committee expertise, and the director qualification guidelines set forth in the Company’s Corporate Governance Policy.  Under the Company’s Corporate Governance Policy, the factors considered by the Nominating Committee and the Board in its review of potential nominees and directors include: integrity and independence; substantial accomplishments, and prior or current association with institutions noted for their excellence; demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment; the background and experience of candidates, particularly in areas important to the operation of the Company such as business, education, finance, government, law or banking; the ability to make a significant and immediate contribution to the Board’s discussions and decision-making; special skills, expertise or background that add to and complement the range of skills, expertise and background of the existing directors; career success that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make; and the availability and energy necessary to perform his or her duties as a director.  In addition, the Nominating Committee and the Board believes the composition of the Board should reflect sensitivity to the need for diversity as to gender, ethnic background and experience.  Application of these factors involves the exercise of judgment by the Board and cannot be measured in any mathematical or routine way.

In connection with the evaluation of nominees, the Nominating Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating Committee, in concert with the Company’s Chief Executive Officer, interviews prospective nominees.  After completing its evaluation, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.

For each of the nominees to the Board and the current directors, the biographies shown above highlight the experiences and qualifications that were among the most important to the Nominating Committee in concluding that the nominee or the director should serve or continue to serve as a director of the Company.  The table below supplements the biographical information provided above.  The vertical axis displays the primary factors reviewed by the Nominating Committee in evaluating a board candidate.

	Boudreau	Carona	Gardner	Garrett	Goddard	Jones	McKennon
Experience, Qualifications, Skill or Attribute
Professional standing in chosen field	X	X	X	X	X	X	X
Expertise in financial services or related industry		X	X	X	X	X	X
Audit Committee Financial Expert (actual or potential)	X		X	X	X	X	X
Civic and community involvement	X	X	X	X	X		X
Other public company experience	X		X				X
Leadership and team building skills	X	X	X	X	X	X	X
Specific skills/knowledge:
- finance	X	X	X	X	X	X	X
- marketing		X	X
- public affairs		X		X
- human resources	X	X	X
- governance	X	X	X	X	X	X	X

Our stockholders may propose director candidates for consideration by the Nominating Committee by submitting the individual’s name and qualifications to our Secretary at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614.  Our Nominating Committee will consider all director candidates properly submitted by our stockholders in accordance with our Bylaws and Corporate Governance Guidelines.  Stockholders who wish to nominate candidates for election to our Board at our Annual Meeting of Stockholders must follow the procedures outlined in “Stockholder Proposals for the 2014 Annual Meeting” set forth below.

Board of Directors Independence

    The Boards of Directors of the Company and the Bank currently have seven (7) directors serving, all of whom are elected annually and will continue to serve until their successors are elected and qualified.  Our Corporate Governance Guidelines require that our Board of Directors consist predominantly of non-management directors.  This means directors who are not currently, and have not been, employed by us during the most recent three years.  Currently, our President and Chief Executive Officer, Mr. Gardner, is the only director who is also a member of management.

In addition, our Corporate Governance Guidelines require that a majority of the Board of Directors consist of “independent directors” as defined under the NASDAQ Stock Market rules.  No director will be “independent” unless the Board of Directors affirmatively determines that the director meets the categorical standards set forth in the NASDAQ rules and otherwise has no relationship with the Company that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

The Nominating Committee is responsible for the annual review, together with the Board of Directors, of the appropriate criteria and standards for determining director independence consistent with the NASDAQ Stock Market rules.  The Board of Directors has determined that Kenneth A. Boudreau, Joseph L. Garrett, John D. Goddard, Jeff C. Jones and Michael L. McKennon are independent and have no material relationships with the Company.

Responsibilities of the Board of Directors

In addition to each director’s basic duties of care and loyalty, the Board of Directors has separate and specific obligations enumerated in our Corporate Governance Guidelines.  Among other things, these obligations require directors to effectively monitor management’s capabilities, compensation, leadership and performance, without undermining management’s ability to successfully operate the business.  In addition, our Board and its committees have the authority to retain and establish the fees of outside legal, accounting or other advisors, as necessary to carry out their responsibilities.

The directors are expected to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict.  As a result, our directors must disclose all business relationships with the Company and with any other person doing business with us to the entire Board and to recuse themselves from discussions and decisions affecting those relationships.  We periodically solicit information from directors in order to monitor potential conflicts of interest and to confirm director independence.

Board of Directors Leadership Structure

Our Bylaws provide for a Board of Directors that will serve for one-year terms.  The size of the Board shall be designated by the Board, but shall be seven (7) in the absence of such designation.  Vacancies on the Board may be filled by a majority of the remaining directors.  A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board, serves for a term expiring at the next annual meeting of stockholders.

Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer.  Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our stockholders at any given time.  The Board currently believes that separating the positions of Chief Executive Officer and Chairman is the best structure to fit the Company’s needs.  This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

Board of Directors Risk Oversight

The understanding, identification and management of risk are essential elements for the successful management of our Company.  The entire Board of Directors is responsible for oversight of the Company’s risk management processes.  The Board delegates many of these functions to the Audit Committee.  Under its charter, the Audit Committee is responsible for monitoring business risk practices and legal and ethical programs.  In this way, The Audit Committee helps the Board fulfill its risk oversight responsibilities relating to the Company’s financial statements, financial reporting process and regulatory requirements.  The Audit Committee also oversees our corporate compliance programs, as well as the internal audit function.  In addition to the Audit Committee’s work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the board receives reports on risk management from senior officers of the Company and from the chair of the Audit Committee.  The board receives periodic assessments from the Company’s ongoing enterprise risk management process that are designed to identify potential events that may affect the achievement of the Company’s objectives.  In addition, our Board and its standing committees periodically request supplemental information or reports as they deem appropriate.

Communication With Directors

Individuals may submit communications to any individual director, including our presiding Chairman, our Board of Directors as a group, or a specified Board committee or group of directors, including our non-management directors, by sending the communications in writing to the following address: Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614.  All correspondence should indicate to whom it is addressed.  The Company’s Corporate Secretary will sort the Board correspondence to classify it based on the following categories into which it falls: stockholder correspondence, commercial correspondence, regulator correspondence or customer correspondence.  Each classification of correspondence will be handled in accordance with a policy unanimously approved by the Board.

Board Meetings and Executive Sessions

Our Board of Directors currently holds twelve full Board meetings each year.  All of our directors are encouraged to attend each meeting in person.  Our management provides all directors with an agenda and appropriate written materials sufficiently in advance of the meetings to permit meaningful review.  Any director may submit topics or request changes to the preliminary agenda as he or she deems appropriate in order to ensure that the interests and needs of non-management directors are appropriately addressed.  To ensure active and effective participation, all of our directors are expected to arrive at each Board and committee meeting having reviewed and analyzed the materials for the meeting.  During 2012, our Board of Directors met thirteen times, and all of our directors attended 100% of the aggregate of the total number of meetings of the Board of Directors held during his tenure in office during the last fiscal year and the total number of all meetings held by all committees of the Board of Directors on which he served during such year.

It is the Company’s policy that the independent directors of the Company meet in executive sessions without management at least twice on an annual basis in conjunction with regularly scheduled board meetings.  Executive sessions at which the independent directors meet with the Chief Executive Officer also may be scheduled.  During 2012, the independent directors met twice in executive session without the presence of management.

Director Attendance at Company Annual Meetings

All of our directors are encouraged to attend every Company annual meeting of stockholders.  All of our directors attended our 2012 Annual Meeting of Stockholders.

Director Contact with Management

All of our directors are invited to contact our Chief Executive Officer and or any of our executive or senior level managers at any time to discuss any aspect of our business.  In addition, there generally are frequent opportunities for directors to meet with other members of our management team.

Corporate Code of Business Conduct and Ethics

We have implemented a Code of Business Conduct and Ethics applicable to our directors, Chief Executive Officer, Chief Financial Officer, other senior management, and to all of our officers and employees.  Our Code of Business Conduct and Ethics provides fundamental ethical principles to which these individuals are expected to adhere.  Our Code of Business Conduct and Ethics operates as a tool to help our directors, officers, and employees understand and adhere to the high ethical standards required for employment by, or association with, the Company and the Bank.  Our Code of Business Conduct and Ethics is available on our website at www.ppbi.com under the Investor Relations section.  Our stockholders may also obtain written copies at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.  Any future changes or amendments to our Code of Business Conduct and Ethics and any waiver that applies to one of our senior financial officers or a member of our Board of Directors will be posted to our website.

Committees of the Board of Directors

Nominating & Corporate
Audit	Compensation	Governance

Kenneth A. Boudreau	Kenneth A. Boudreau	Kenneth A. Boudreau
Jeff C. Jones	John D. Goddard *	John D. Goddard
Michael L. McKennon *	Ronald G. Skipper (1)	Ronald G. Skipper * (1)
	Jeff C. Jones (2)	Jeff C. Jones * (2)
4 meetings held in 2012	1 meeting held in 2012	1 meeting held in 2012
____________________________________________________
*   Chairperson
(1)  Retired as a director effective July 26, 2012.
(2)  Appointed to Compensation and Nominating & Corporate Governance Committees in December 2012.

A description of the general functions of each of the Company’s Board committees and the composition of each committee is set forth below.

Audit Committee.  The Audit Committee is responsible for selecting and communicating with the Company’s independent auditors, reporting to the Board on the general financial condition of the Company and the results of the annual audit, and ensuring that the Company's activities are being conducted in accordance with applicable laws and regulations.  The internal auditor of the Bank participates in the Audit Committee meetings.  A copy of the Audit Committee charter can be found on the Company’s website at www.ppbi.com under the Investor Relations section.

No member of the Audit Committee receives any consulting, advisory or other compensation or fee from the Company other than fees for service as member of the Board of Directors, committee member or officer of the Board.  Each of the Audit Committee members is considered “independent” under the NASDAQ listing standards and rules of the U.S. Securities and Exchange Commission (the “SEC”).  The Board of Directors has determined that Mr. McKennon satisfies the requirements established by the SEC for qualification as an “audit committee financial expert.”

Compensation Committee.  The Compensation Committee reviews the amount and composition of director compensation from time to time and makes recommendations to the Board when it concludes changes are needed.  In recommending director compensation, the Compensation Committee considers the potential negative effect on director independence if director compensation and perquisites exceed customary levels.  The Compensation Committee also (i) has oversight responsibility for the Bank’s compensation policies, benefits and practices, (ii) reviews the Chief Executive Officer’s recommendations concerning individual incentive awards of officers directly reporting to him, (iii) approves all stock option and restricted stock grants, (iv) has oversight responsibility for management planning and succession, and (v) determines the annual salary, the annual bonus, stock options, and restricted stock grants of the Chief Executive Officer (“CEO”) , Chief Financial Officer (“CFO”), Chief Operating Officer (“COO”), and Chief Credit Officer (“CCO”).   A copy of the Compensation Committee charter can be found on the Company’s website at www.ppbi.com under the Investor Relations section.

Nominating and Corporate Governance Committee.  The Nominating Committee has oversight responsibility for nominating candidates as directors and to determine satisfaction of independence requirements.  The Nominating Committee has adopted a written charter.  A copy of the charter and the Company’s Corporate Governance Guidelines can both be found on the Company’s website at www.ppbi.com under the Investor Relations section.

The primary responsibilities of our Nominating Committee include:

●	assisting the Board in identifying and screening qualified candidates to serve as directors, including considering stockholder nominees;

●	recommending to the Board candidates for election or reelection to the Board or to fill vacancies on the Board;

●	aiding in attracting qualified candidates to serve on the Board;

●	making recommendations to the Board concerning corporate governance principles;

●	periodically assessing the effectiveness of the Board in meeting its responsibilities representing the long-term interests of the stockholders; and

●	following the end of each fiscal year, providing the Board with an assessment of the Board’s performance and the performance of the Board committees.

Compensation Committee Interlocks and Insider Participation

For 2012, the Compensation Committee was comprised of Messrs. Boudreau, Goddard, Skipper and Jones, each of whom was an independent director.  Messrs. Boudreau and Goddard served on the Compensation Committee for all of 2012, Mr. Ronald Skipper served until his retirement from the Board of Directors on July 26, 2012 and Mr. Jones was appointed to the Compensation Committee in December, 2012.  None of these individuals is or has been an officer or employee of the Company during the last fiscal year or as of the date of this Proxy Statement, or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation Committee.  No executive officer of the Company served as a director of another entity that had an executive officer serving on the Compensation Committee.  Finally, no executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a director of the Company.

Committee Independence and Additional Information

The Company’s Audit, Nominating and Compensation Committees are currently composed entirely of “independent” directors, as defined by our Corporate Governance Guidelines and applicable NASDAQ and SEC rules and regulations.  Our Compensation Committee, Audit and Nominating Committees each have a written charter, which may be obtained on our website at www.ppbi.com under the Investor Relations section.  Company stockholders may also obtain written copies of the charters at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.

The Chair of each committee is responsible for establishing committee agendas.  The agenda, meeting materials and the minutes of each committee meeting are furnished in advance to all of our directors, and each committee chair reports on his or her committee’s activities to the full Board.

Principal Holders of Common Stock

    The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of common stock on the Record Date or as represented by the owner or as disclosed in certain reports regarding such ownership filed by such persons with the Company and with the SEC, in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that beneficially owns more than 5% of the Company’s common stock as of the Record Date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Common Stock	Wellington Management Co. LLP	1,320,329	(2)	8.55%
	75 State Street

Common Stock	Fidelity Management & Research	965,609	(3)	6.25%
	245 Summer Street
	Boston, MA 02210

(1)	As of the Record Date, there were 15,437,531 shares of Company common stock outstanding on which “Percent of Class” in the above table is based.
(2)	As reported in the Schedule 13G/A filed with the SEC on February 14, 2013 for the calendar year ended December 31, 2012.
(3)	As reported in the Schedule 13G/A filed with the SEC on February 14, 2013 for the calendar year ended December 31, 2012.

Security Ownership of Directors and Executive Officers

    This table and the accompanying footnotes provide a summary of the beneficial ownership of our common stock as of the Record Date, by (i) our directors, (ii) our executive officers named in Summary Compensation Table, also referred to herein as the Named Executive Officers, and (iii) all of our current directors and executive officers as a group.  The following summary is based on information furnished by the respective directors and officers.

Each person has sole voting and investment power with respect to the shares he beneficially owns.

					Total Beneficial Ownership
Name	Common Stock	Unvested Restricted Stock	Options Exercisable (1)	Warrants (2)	# (3)	% (4)
	A	B	C	D	E	F

Kenneth A. Boudreau	23,867	-	15,666	-	39,533	0.2%
John J. Carona	157,491	-	-	-	157,491	1.0%
Joseph L. Garrett	28,325	-	-	-	28,325	0.2%
John D. Goddard	56,806	-	26,666	-	83,472	0.5%
Jeff C. Jones	64,602	-	15,666	-	80,268	0.5%
Michael L. McKennon	24,000	-	23,666	-	47,666	0.3%
Steven R. Gardner	127,520	-	188,333	-	315,853	2.0%
Kent Smith	9,230	-	1,333	-	10,563	0.1%
Eddie Wilcox	26,300	-	93,833	-	120,133	0.8%
Mike Karr	10,711	-	26,333	-	37,044	0.2%
Stock Ownership of all Directors and Executive Officers as a Group (10 persons)	528,852	-	391,496	-	920,348	5.8%

____________________

(1)	In accordance with applicable SEC rules, only shares of unvested restricted stock that vest, or options that are exercisable within 60 days after the Record Date are included in this column.
(2)	The amounts in column D represent warrants to purchase Pacific Premier Bancorp, Inc. common stock which were purchased by the director separately.
(3)	The amounts in column E are derived by adding shares, unvested restricted stock, options exercisable, and warrants listed in columns A, B, C and D of the table.
(4)
The amounts contained in column F are derived by dividing the amounts in column E of the table by (i) the total outstanding shares of 15,437,531, plus (ii) the amount in column C for that individual or the group, as applicable, plus (iii) the total amount in column D for that individual or the group, as applicable.

Compensation of Non-Employee Directors

The Board of Directors, acting upon a recommendation from the Compensation Committee, annually determines the non-employee directors’ compensation for serving on the Board of Directors and its committees.  In establishing director compensation, the Board of Directors and the Compensation Committee are guided by the following goals, compensation should:

●	Consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;
●	Align the directors’ interests with the long-term interests of the Company’s stockholders; and
●	Assist with attracting and retaining qualified directors.

The Compensation Committee and the Board of Directors most recently completed this process in November 2012, and determined that the director compensation for 2013 will change from 2012 as detailed below.  The Company does not pay director compensation to directors who are also employees.  Below are the elements of compensation paid to non-employee directors for their service on the Board of Directors.

        Cash Compensation.  During the 2012 fiscal year, non-employee directors received the following cash payments for their service on the Boards of Directors of the Company and the Bank:

●	a monthly cash retainer of $500 for service on the Company’s Board;
●	a monthly cash retainer of $2,000 for service on the Bank's board of directors;
●	a monthly cash retainer of $2,500 to the Chairman of the Bank's board of directors; and
●	a quarterly cash retainer of $500 to the Chairman of the audit committee of the Company’s Board.

For the 2013 fiscal year, the cash compensation for non-employee directors serving on the Boards of Directors of the Company and the Bank was changed from a monthly cash retainer payment to an annual cash retainer payment, which payments are as follows:

●	an annual cash retainer of $33,000, paid quarterly, for service on the Boards of Directors of the Company and the Bank;
●	an annual cash retainer of $40,000, paid quarterly, to the Chairman of the Boards of Directors of the Company and the Bank;
●	an annual cash retainer of $6,000, paid quarterly, to the Chairman of the audit committee of the Company’s Board; and
●	an annual cash retainer of $2,000, paid quarterly, to the members of the audit committee of the Company’s Board.

        During 2012, the Company did not provide perquisites to any director in an amount that is reportable under applicable SEC rules and regulations.  All non-employee directors are entitled to reimbursement for travel expense incurred in attending Board and committee meetings.

        Stock Compensation.  Each non-employee director is eligible for a grant of either stock options to purchase the Company’s common stock or shares of restricted stock issued from the Pacific Premier Bancorp, Inc. 2012 Long-Term Incentive Plan (“2012 Long-Term Incentive Plan”) or the Pacific Premier Bancorp, Inc. 2004 Long-Term Incentive Plan (“2004 Long-Term Incentive Plan”), as recommended by the Compensation Committee.  The stock options and restricted stock that the Company awards to its directors vest in equal thirds over three years on each anniversary of the date of grant, subject to earlier vesting on termination of service in certain circumstances.  All awards to non-employee directors are made based on the closing market price on the date of grant.

        On June 5, 2012, the following stock options were awarded to the Company’s non-employee directors:

Name	# of Options	Strike Price
Kenneth A. Boudreau	2,500	$ 7.87
John D. Goddard	2,500	$ 7.87
Joseph L. Garrett	2,500	$ 7.87
Jeff C. Jones	2,500	$ 7.87
Michael L. McKennon	2,500	$ 7.87
Ronald G. Skipper*	2,500	$ 7.87

*
Mr. Skipper retired from the Boards of Directors of the Company and the Bank effective July 26, 2012.  None of the stock options granted in 2012 to Mr. Skipper were vested at the time of his retirement and were therefore forfeited.

Stock Ownership Guidelines for Directors.  The Board of Directors adopted director stock ownership guidelines in March 2012, which require that its directors own shares of the Company’s common stock having a value of at least equal to five times the director's annual retainer.  Directors have (i) five years from the date the guidelines were adopted, or March 2017, or (ii) for new directors, five years after joining the Board of Directors, to meet the guidelines.  As of the Record Date, all directors met the guidelines.

Long-Term Care Insurance Plan.  As more fully described under the heading “Long-Term Care Insurance Plan” of “Executive Compensation” below, the Bank implemented in September 2006 a Long-Term Care Insurance Plan for the directors of the Bank and for Messrs. Gardner and Wilcox.  The non-employee directors may elect not to participate in the insurance plan.  For those who opt out, the amount of the insurance premium, up to $4,000 annually, will be recorded each month to their deferred compensation account with interest or is applied toward health insurance benefits if so elected.  See “Deferred Compensation Plan” below.  The aggregate plan premium expense for 2012 was $14,378.

Aggregate Director Compensation in 2012.  In accordance with applicable SEC rules and regulations, the following table reports all compensation the Company paid during 2012 to its non-employee directors.

2012 DIRECTOR COMPENSATION
Name (4)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)

Kenneth A. Boudreau (1)	30,000	-	6,753	-	5,025	-	41,778
Joseph L. Garrett	25,000	-	6,753	-	-	-	31,753
John D. Goddard	30,000	-	6,753	-	1,132	-	37,885
David L. Hardin *	5,000		-		-	-	5,000
Jeff C. Jones	33,500	-	6,753	-	1,132	-	41,385
Michael L. McKennon (1)	32,000	-	6,753	-	5,505	-	44,258
Ronald G. Skipper **	21,000	-	6,753	-	-	-	27,753
Total	176,500	-	40,518	-	12,794	-	229,812

* Mr. Hardin resigned from the Boards of Directors of the Company and the Bank effective March 8, 2012.
** Mr. Skipper retired from the Boards of Directors of the Company and the Bank effective July 26, 2012. None of the options granted in 2012 to Mr. Skipper were vested at the time of his retirement and were therefore forfeit.

_________________________________________

(1)
Mr. McKennon started deferring a portion of his fees for service on the Bank’s board of directors in September 2006.  Mr. Boudreau started deferring a portion of his fees for service on the Bank’s board of directors in January 2008.  The deferment program allows a director to defer his or her normal monthly Board fees into an account that earns the rate of prime plus one percent.  At December 31, 2012, Mr. McKennon had deferred $128,000 of fees and had earned $7,025 on that deferment and Mr. Boudreau had deferred $120,000 of fees and had earned $5,702 on that deferment.

(2)
The value of options granted in 2012 was determined based upon the aggregate grant date fair value as computed pursuant to FASB ASC Topic 718.  Refer to Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions underlying the option award valuations.

(3)	Represents the above market earnings in fiscal year 2012. Above market earnings represent earnings greater than 120% of the 10-year Treasury Note during 2012.

(4)
As of December 31, 2012, each of the non-employee directors held options to purchase the Company’s common stock as follows:  Mr. Boudreau – 18,500; Mr. Garrett – 2,500; Mr. Goddard – 29,500; Mr. Jones – 18,500; and Mr. McKennon – 26,500.

Deferred Compensation Plan

The Bank created a Directors’ Deferred Compensation Plan in September 2006 which allows non-employee directors to defer Board of Directors’ fees and provides for additional contributions from any opt-out portion of the Long-Term Care Insurance Plan.  See “Long-Term Care Insurance Plan” under “Executive Compensation” below.  The deferred compensation is credited with interest by the Bank at prime plus one percent and the accrued liability is payable upon retirement or resignation.  The Directors’ Deferred Compensation Plan is unfunded.  The Company is under no obligation to make matching contributions to the Directors’ Deferred Compensation Plan.  As of December 31, 2012, the unfunded liability for the plan was $268,727 and the interest expense for 2012 was $10,104.  The table below shows the totals for the Deferred Compensation Plan contributions and earnings for the year ended December 31, 2012.

2012 NONQUALIFIED DIRECTOR DEFERRED COMPENSATION
Name	Aggregate Balance at Fiscal Year-End Prior to Last Fiscal Year-End ($)	Director Contributions in Last Fiscal Year ($)	Long-Term Care Insurance Plan Opt Out Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawls/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Kenneth A. Boudreau	104,678	24,000	-	5,025	-	133,703
Joseph L. Garrett	-	-	-	-	-	-
John D. Goddard	24,249	-	4,000	1,132	-	29,381
David L. Hardin *	-	-	-	-	-	-
Jeff C. Jones	24,249	-	4,000	1,132	-	29,381
Michael L. McKennon	115,043	24,000	1,498	5,505	-	146,046
Ronald G. Skipper **	-	-	-	-	-	-
Total	268,219	48,000	9,498	12,794	-	338,511

* Mr. Hardin resigned from the Boards of Directors of the Company and the Bank effective March 8, 2012.
** Mr. Skipper retired from the Boards of Directors of the Company and the Bank effective July 26, 2012.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our Named Executive Officers for 2012, which we refer to as the “CD&A”, should be read together with the compensation tables and related disclosures set forth below.  This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.  The Compensation Committee may adopt from time to time additional compensation arrangements or modify current compensation arrangements with our Named Executive Officers based upon its evaluation of the need for such modifications to achieve the objectives of our compensation program discussed below.

In 2012, the Bank held a stockholder advisory vote on the compensation of its Named Executive Officers, also referred to as a say-on-pay vote.  The Bank’s stockholders approved the compensation of the Named Executive Officers with 97.6% of stockholder votes cast in favor of the say-on-pay advisory vote.  As the Compensation Committee evaluated its compensation policies and overall objectives for 2013, it took into consideration the strong support of the stockholders.  As a result, the Compensation Committee decided to retain the general approach and structure of the Bank’s executive compensation program.

Compensation Philosophy and Objectives, and Process for Making Compensation Decisions

This CD&A provides an overview and analysis of our compensation program and policies, the material decisions we have made under those programs and policies with respect to our Named Executive Officers, and the material factors we considered in making those decisions.  We discuss within this CD&A the various elements included in executive compensation and how we determined those elements.  We also discuss the roles of the Compensation Committee and our CEO in this process.

We believe that the most effective executive compensation program is one that enables us to attract, retain and motivate our Named Executive Officers to achieve the Company’s long-term strategic goals and enhance long-term stockholder value.  We intend for our compensation program to align executives’ interests with those of the stockholders by rewarding performance for implementing the Company’s various strategies, with the ultimate goal of improving long-term stockholder value.  We evaluate both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions, and to ensure that compensation provided to key employees keeps these employees focused on franchise value creation.

Periodically we review executive compensation among our peers, generally covering the twenty-fifth, fiftieth and seventy-fifth percentile figures.  We do not target a specific level of compensation percentile, as we factor in each executive's roles, responsibilities, performance and experience, as well as corporate performance and other factors necessary to attract, motivate, retain and reward such individuals.

The mix of pay elements allows our Compensation Committee to use both cash (base pay and discretionary annual cash incentives) and equity (stock options) to encourage and motivate executives to achieve both the short-term and long-term business objectives of the Company.  The Compensation Committee reviews the Company and individual performance each year using a broad range of performance metrics in order to arrive at a level of discretionary annual cash incentives for each officer which reflect performance for that year, which the Compensation Committee believes allows for substantial flexibility and a comprehensive approach to compensation management.  The Compensation Committee also determines whether equity awards should be awarded in any given year when considering outstanding awards, the availability of awards, Company performance, individual performance, the overall risk profile of the compensation arrangements, and the alignment of executive officer pay with long-term stockholder returns.  A substantial portion of potential Named Executive Officer compensation is performance-based and in the form of short and long-term incentives.

Our Compensation Committee believes that this approach provides the flexibility necessary to reward executives based on potentially very different economic environments while pursuing our business and strategic objectives.

Our Named Executive Officers for 2012 consisted of Steven R. Gardner, our CEO, Kent J. Smith, our CFO, Eddie Wilcox, our COO, and Mike Karr, our CCO.  We refer to Messrs. Gardner, Smith, Wilcox, and Karr in this Proxy Statement as our Named Executive Officers.

Roles of the Compensation Committee and Compensation Consultants

The Compensation Committee reviews and makes decisions with respect to salaries, cash incentives, equity incentives and employee benefits for our Named Executive Officers.  The Compensation Committee has the authority to engage consultants as necessary and to request other information as needed to fairly measure, monitor and control the overall compensation of the Named Executive Officers.  During 2012, the Compensation Committee engaged Pearl Meyer & Partners (“PM&P”), a consulting firm specializing in compensation program design and evaluation, and significant experience in the financial services industry, to assist in establishing targeted aggregate levels and components of executive compensation.  PM&P performed studies of compensation for executive officers at comparable peer group publicly-traded financial institutions to assist the Compensation Committee in evaluating and determining appropriate market-level compensation.

The 2012 compensation data were developed by PM&P from public filings by selected peer banks, which the Compensation Committee considers appropriate comparators for the purposes of developing executive compensation benchmarks.  Peer banks were selected based on size (total assets), location (California), loan portfolio and commercial banking focus.  The results of the PM&P studies provided the Compensation Committee with context for determining the total compensation for our Named Executive Officers for 2012 and 2013.

The following banking institutions comprised the peer group for the PM&P study:

-Bank of Marin Bancorp	-BofI Holding, Inc.
-Bridge Capital Holdings	-California United Bank
- Central Valley Community Bancorp	-Farmers & Merchants Bancorp
-First California Financial Group, Inc.	-First Northern Community Bancorp
-First PacTrust Bancorp	-FNB Bancorp
-Heritage Commerce Corp	-Kaiser Federal Financial Group, Inc.
-Pacific Mercantile Bancorp	-Preferred Bank
-Provident Financial Holdings, Inc.	-Sierra Bancorp
-TriCo Bancshares

The Compensation Committee independently evaluated the various components and levels of compensation for CEOs and CFOs within the peer group focusing on base salary, annual incentive (bonus) and equity compensation as well as benefits and retirement plans.  Based on the Committee’s independent evaluation, findings included in PM&P’s analysis, and the recommendations of the CEO (in the case of the CFO, COO and CCO), the Compensation Committee established compensation levels for our Named Executive Officers.  These established levels included parameters of base salaries, annual cash incentives, equity incentive awards, retirement plans and other benefits, and other executive benefits (including perquisites) that were appropriate for the Named Executive Officers and in alignment with our compensation philosophy.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes the compensation decisions for the Named Executive Officers as set forth in the Summary Compensation Table below.  The CEO reviews the performance of the CFO, COO, and CCO annually and makes recommendations on salary adjustments and annual award amounts, which are presented to the Compensation Committee.  The Compensation Committee then exercises its discretion and modifies any recommendations, adjustments, or awards to the CFO, COO, and CCO, to align any such adjustment or award with the overall compensation philosophies of the Company.

Key Features of our Executive Compensation Plans.

    The Compensation Committee believes that our executive compensation program includes key features that align the interests of the Named Executive Officers and our long-term strategic goals with stockholders and does not include features that could misalign their interests.

● Named Executive Officer pay is aligned with performance:

    ● Officer pay reflects performance achieved in financial results (through the discretionary annual cash bonus plan and equity awards)

● Compensation is targeted to the market:

    ● Total compensation opportunities are similar to those of our peer companies, which are similar in size

● A significant portion of pay is tied to incentives:

● The Company provides both annual cash incentive opportunities as well as equity awards to motivate performance

● Compensation Committee has flexibility on compensation decisions:

● The Compensation Committee retains flexibility in the discretionary annual cash incentive and determination of equity awards to reflect Company and individual performance

● Annual incentives are capped:

● Named Executive Officers are limited in the amount of annual cash incentive they can receive in accordance with their employment agreements

● Compensation is balanced:

● The compensation program provides a mix of fixed compensation and short- and long-term variable compensation to mitigate excessive risk taking behavior

● Limited benefits and perquisites are provided

● No tax gross-ups are provided

● No option repricing without stockholder approval is allowed

● No hedging of Company stock is allowed

● No pledging of Company stock is allowed

● Stock ownership guidelines encourage ownership:

● The CEO must own the amount of shares of common stock at least equal to three times his salary and directors must own the amount of shares of common stock at least equal to five times their retainers

Elements of Compensation.

For fiscal year ended December 31, 2012, the principal elements of compensation for the Named Executive Officers were:

●	Base salary;
●	Annual discretionary cash incentive awards;
●	Long-term equity incentive awards,
●	Retirement plans and other benefits; and
●	Other executive benefits, such as perquisites and severance benefits.

Base Salary

The Company provides the Named Executive Officers and all other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for the Named Executive Officers are determined by using market assessments and internal evaluations for each executive based on his position, experience, anticipated contributions and responsibilities.

As part of its review of base salaries for the Named Executive Officers, the Compensation Committee considers:

●	market data provided by public proxy information which may be confirmed or reviewed by independent sources;
●	scope of the roles, duties and responsibilities of the executive and the impact these duties have on both the short and long term performance of the Company; and
●	individual performance of the executive and Company performance.

Except as determined by the terms of the employment agreements with our Named Executive Officers, salary levels are typically reviewed annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

The following table reflects base salaries increases approved by the Compensation Committee during 2012:

Name	Title	2012	2013	% Change

Steven R. Gardner	President and Chief Executive Officer	$415,000	$445,000	7.2%
Kent J. Smith	Executive Vice President and Chief Financial Officer	$205,000	$225,000	9.8%
Eddie Wilcox	Executive Vice President and Chief Operating Officer*	$235,000	$245,000	4.3%
Mike Karr	Executive Vice President and Chief Credit Officer	$195,000	$208,000	6.7%

_________
*Mr. Wilcox served as Chief Banking Officer prior to his promotion to Chief Operating Officer in March 2013.

Incentive Compensation

The Company’s incentive compensation is designed to provide cash (short-term) and equity-based (long-term) incentive compensation to:

●	promote high performance on a risk adjusted basis and achievement of the our strategic plans by our Named Executive Officers and key employees;
●	encourage the growth of stockholder value; and
●	allow key employees to participate as an equity stockholder in the long-term growth and profitability of the Company.

Annual Incentive Cash Awards.  The Compensation Committee oversees establishment of annual discretionary incentive cash awards that are designed to motivate short-term performance and retain talent.  In 2012, the Compensation Committee focused on both the Company’s performance compared to select peer banks performance, as well as the Named Executive Officers’ performance in light of the key areas of implementation of the strategic plan such as new business account acquisition, new relationship account growth, core deposit growth, loan portfolio diversification, loan quality, as well as the overall risk mitigation and management practices.

The Compensation Committee analyzed the Bank’s financial performance compared to the Company’s 2012 budget and financial forecast and the peer banks and referenced the increasingly challenging environment for financial institutions.

When determining the Named Executive Officers’ discretionary cash awards, the Compensation Committee also took into consideration all components of compensation including the Named Executive Officer’s use of a Company owned vehicle or vehicle allowance, the payment of his life insurance premium, health benefits, Salary Continuation Plan, if applicable, and total cash compensation.

Based on its analysis, the Compensation Committee approved the following discretionary incentive cash awards for the Named Executive Officers for 2012, which were paid in January 2013, in the amount of $249,000 for the CEO, $92,250 for the CFO, $105,750 for the COO, and $87,750 for CCO.  These amounts, as a percentage of salary, were below the median of targeted incentives for the peer companies which did not participate in TARP.  Over the past several years, discretionary incentive cash awards (as a percentage of salary) have varied between 10-25% of salary for the executive vice president and senior vice president positions, and between 15%-45% for the CEO.  In the case of all of the Named Executive Officers, the discretionary incentive cash awards cannot exceed 100% of their base salary per their employment agreements effective in 2011.

Long-Term Equity Incentive Awards.  In 2012, the Company’s stockholders approved the 2012 Long-Term Incentive Plan, under which the Company is permitted to grant stock options, restricted stock, and stock appreciation rights.  Eligible participants include all officers, employees, directors, consultants and independent contractors of the Company and our subsidiaries, as determined by the Compensation Committee.  Subject to adjustment as provided in the 2012 Long-Term Incentive Plan, the number of shares of common stock that may be issued or transferred shall not in the aggregate exceed 620,000.  The options and restricted stock that the Company awards to the Named Executive Officers vest in equal thirds over three years on each anniversary of the date of grant, subject to earlier vesting on termination of service in certain circumstances.  All awards are made based on the closing market price of the Company’s common stock on the date of grant.  As of December 31, 2012, 430,000 shares of the Company’s common stock remain available for issuance under the 2012 Long-Term Incentive Plan.

We also maintain the 2004 Long-Term Incentive Plan, under which we are permitted to grant incentive stock options, restricted stock grants and stock appreciation rights.  As of December 31, 2012, 28,605 shares of the Company’s common stock remain available for issuance under the 2004 Long-Term Incentive Plan.

The Compensation Committee believes it is important that the Named Executive Officers’ and employees’ interests are aligned with stockholders and to provide long term incentive to achieve the Company’s goals and attract and retain talented executive officers.  The 2012 Long-Term Incentive Plan is intended to promote the long-term interests of the Company and its stockholders by providing a broad based group of employees, officers, directors, consultants and independent contractors with equity-based incentives and rewards to encourage them to enter into and continue in the employ of the Company.  The equity-based incentives and rewards provided under the 2012 Long-Term Incentive Plan also give recipients a proprietary interest in the long-term success of the Company, thereby aligning their interests with those of the Company’s stockholders.

The Company continues to believe that the use of stock options encourages alignment of interests, and, based on the levels provided, allows for a balanced mix of short and long-term incentive opportunities to mitigate any compensation risk.  In June 2012, stock options were awarded to Named Executive Officers and directors.  The Named Executive Officer awards on June 5, 2012 were:

Name	Title	# of Options	Strike Price

Steven R. Gardner	President and Chief Executive Officer	100,000	$7.87
Kent J. Smith	Executive Vice President and Chief Financial Officer	25,000	$7.87
Eddie Wilcox	Executive Vice President and Chief Operating Officer*	25,000	$7.87
Mike Karr	Executive Vice President and Chief Credit Officer	25,000	$7.87

    _________
*Mr. Wilcox was promoted to Chief Operating Officer in March 2013.

Retirement Plans and Other Benefits

    The Bank provides one tax-qualified, broad-based Employee Savings Plan (the “401(k) Plan”) to all employees and management of the Bank.  Under the 401(k) Plan, employees may contribute from 1% to 50% of their compensation.  In 2012, the Bank matched 100% of contributions for the first three percent contributed and 50% on the next two percent contributed.  The amounts of contributions made to the 401(k) Plan by the Bank were $259,600 for the year ended December 31, 2012, for all employees of the Bank and $45,732 to the Named Executive Officers.  See “All Other Compensation” below.

In addition, the Bank implemented in 2006 a non-qualified supplemental retirement plan (the “Salary Continuation Plan”) for the CEO and other then current executive officers.  The Salary Continuation Plan is an unfunded plan and the Company is under no obligation to fund the Salary Continuation Plan.  See “Salary Continuation Plan” under “Nonqualified Deferred Compensation” below.

Also in September 2006, the Bank implemented a Long-Term Care Insurance Plan for the Named Executive Officers at the time.  The 2012 expense for this plan for the CEO and COO in the aggregate was $3,969.  See “Long-Term Care Insurance Plan” under “Nonqualified Deferred Compensation” below.

Additionally, the Company provides Mr. Gardner, per his employee agreement, a life insurance policy in the amount of $1.5 million and a short-term disability policy.  See “All Other Compensation” below.

Perquisites and Other Personal Benefits

 The Company provides perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation objectives of attracting and retaining superior employees for key positions.  The Compensation Committee annually reviews the levels of perquisites and other personal benefits provided to the CEO, CFO, COO and CCO.

      Perquisites provided for the CEO, CFO, COO and CCO may include, but are not limited to, the use of Company automobiles, auto allowance, travel and transportation accommodations, entertainment expenses, and participation in the plans and programs described above.

Attributed costs of the perquisites received by the above individuals for the fiscal year 2012 are included in the “All Other Compensation” column and related footnotes of the “Summary Compensation Table” below.

Employment Agreements

Given the state of our industry and the Named Executive Officers’ leadership positions with the Company or the Bank, the Company previously entered into employment agreements with the Named Executive Officers in 2011.  We believe employment agreements serve a number of functions, including (1) retention of our Named Executive Officers; (2) mitigation of any uncertainty about future employment and continuity of management in the event of a change in control; and (3) protection of the Company and customers through confidentiality and non-solicitation covenants.  Subsequent to the fiscal year-end, the Company amended employment agreements with the Named Executive Officers.  A summary of the terms of each of the employment agreements include the following:

Gardner Employment Agreement.  Mr. Steven Gardner, the Company and the Bank entered into an Employment Agreement dated January 1, 2011 (“Gardner Agreement”) that provides for the employment of Mr. Gardner as the President and Chief Executive Officer of the Company and the Bank.  The Gardner Agreement has a term of three (3) years and, on each annual anniversary date, the term automatically is extended for an additional one-year period by the Company’s and the Bank’s Boards of Directors, unless Mr. Gardner, on the one hand, or the Company or the Bank, on the other hand, gives written notice to the other party of its election not to extend the term of the Gardner Agreement, with such notice to be given not less than ninety (90) days prior to any such anniversary date.  If such notice is given by either party, then the Gardner Agreement will terminate at the conclusion of its remaining term.

Pursuant to the Gardner Agreement, Mr. Gardner will receive a minimum base salary of $415,000 per year, which may be increased from time to time in such amounts as may be determined by the Company’s and the Bank’s Boards of Directors.  In addition, Mr. Gardner will be eligible for a discretionary performance bonus not to exceed 100% of his base salary, based on his individual performance and the overall performance of the Company and the Bank, with eligibility and the amount of any such bonus to be at the discretion of Compensation Committee of each of the Company’s and the Bank’s Boards of Directors.  In addition, Mr. Gardner will receive the use of an automobile paid for by the Company and the Bank.  Mr. Gardner also is entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Company and the Bank, to the extent commensurate with Mr. Gardner’s then duties and responsibilities as fixed by the Boards of Directors of the Company and the Bank.

Pursuant to the Gardner Agreement, the Company and the Bank have the right, at any time upon prior notice of termination, to terminate Mr. Gardner’s employment for any reason, including, without limitation, termination for “Cause” or “Disability” (each as defined in the Gardner Agreement), and Mr. Gardner has the right, upon prior notice of termination, to terminate his employment with the Company and the Bank for any reason.

In the event that Mr. Gardner’s employment is terminated (a) by the Company and the Bank for other than Cause, Disability, or Mr. Gardner’s death and such termination occurs within two (2) years following a “Change in Control” (as defined in the Gardner Agreement) or (b) by Mr. Gardner due to a material breach of the Gardner Agreement by the Company and the Bank, or for “Good Reason” (as defined in the Gardner Agreement), then Mr. Gardner will be entitled to receive a lump sum a cash severance amount equal to Mr. Gardner’s base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of termination, multiplied by three (3) years, less taxes and other required withholding. In the event that Mr. Gardner’s employment is terminated by the Company and the Bank for other than Cause, Disability, or Mr. Gardner’s death and such termination does not occur in conjunction with a Change in Control or two (2) years after a Change in Control, then Mr. Gardner will be entitled to receive a lump sum cash severance amount equal to Mr. Gardner’s base salary as in effect immediately prior to the date of termination multiplied by two (2) years, plus his incentive bonus for the previous year, less taxes and other required withholding. In each case, Mr. Gardner also will be entitled to receive for a period ending at the earlier of (i) the third anniversary of the date of termination or (ii) the date of his full-time employment by another employer, at no cost to him, the continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination, other than any stock option or other stock compensation plans or bonus plans of the Company and the Bank; provided, however, if his participation in any such plan, program or arrangement is barred, the Company and the Bank will arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements.

If the payments and benefits to Mr. Gardner upon termination would constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the payments and benefits payable by the Company and the Bank under the Gardner Agreement will be reduced, in the manner determined by Mr. Gardner, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Company and the Bank to Mr. Gardner being non-deductible to the Company and the Bank pursuant to Section 280G of the Internal Revenue Code and subject to the excise tax imposed under Section 4999 of the Internal Revenue Code.

In the event that Mr. Gardner’s employment is terminated by the Company and the Bank for Cause, or Mr. Gardner terminates his employment other than for Disability or Good Reason, Mr. Gardner will have no right to compensation or other benefits for any period after the applicable date of termination other than for base salary accrued through the date of termination.  In the event that Mr. Gardner’s employment is terminated as a result of Disability or death during the term of the Gardner Agreement, Mr. Gardner, or his estate in the event of his death, will receive the lesser of (i) his existing base salary as in effect as of the date of termination or death, multiplied by one year or (ii) his base salary for the duration of the term of employment.

Mr. Gardner has agreed that during the term of his employment and after termination of his employment that he will not disclose to any other person or entity, other than in the regular course of business of the Company and the Bank, any “Confidential and Proprietary Information” (as defined in the Gardner Agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company and the Bank.  Mr. Gardner has agreed that during the term of the Gardner Agreement and for two (2) years after the date of termination, he will not solicit for hire or encourage another person to solicit for hire a “Covered Employee” (as defined in the Gardner Agreement).

The Gardner Agreement will not impact the benefits that Mr. Gardner is entitled to receive pursuant to the Salary Continuation Plan.

Wilcox Employment Agreement.  Mr. Edward Wilcox, the Company and the Bank entered into an Employment Agreement dated January 1, 2011 (“Wilcox Agreement”) that provides for the employment of Mr. Wilcox as the Executive Vice President and Chief Operating Officer of the Company and the Bank.  The Wilcox Agreement has a term of three (3) years, and, on each annual anniversary date, the term automatically is extended for an additional one-year period by the Company’s and the Bank’s Boards of Directors, unless Mr. Wilcox, on the one hand, or the Company or the Bank, on the other hand, gives written notice to the other party of its election not to extend the term of the Wilcox Agreement, with such notice to be given not less than ninety (90) days prior to any such anniversary date.  If such notice is given by either party, then the Wilcox Agreement will terminate at the conclusion of its remaining term.

Pursuant to the Wilcox Agreement, Mr. Wilcox will receive a minimum base salary of $235,000 per year, which may be increased from time to time in such amounts as may be determined by the Company’s and the Bank’s Boards of Directors.  In addition, Mr. Wilcox will be eligible for a discretionary performance bonus not to exceed 100% of his base salary, based on his individual performance and the overall performance of the Company and the Bank, with eligibility and the amount of any such bonus to be at the discretion of the Compensation Committee of each of the Company’s and Bank’s Boards of Directors.  Mr. Wilcox is also entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Company and the Bank, to the extent commensurate with Mr. Wilcox’s then duties and responsibilities as fixed by the Boards of Directors of the Company and the Bank.

Pursuant to the Wilcox Agreement, the Company and the Bank have the right, at any time upon prior notice of termination, to terminate Mr. Wilcox’s employment for any reason, including, without limitation, termination for “Cause” or “Disability” (each as defined in the Wilcox Agreement), and Mr. Wilcox has the right, upon prior notice of termination, to terminate his employment with the Company and the Bank for any reason.

In the event that Mr. Wilcox’s employment is terminated (a) by the Company and the Bank for other than Cause, Disability, or Mr. Wilcox’s death and such termination occurs within two (2) years following a “Change in Control” (as defined in the Wilcox Agreement) or (b) by Mr. Wilcox due to a material breach of the Wilcox Agreement by the Company and the Bank, or for “Good Reason” (as defined in the Wilcox Agreement), then Mr. Wilcox will be entitled to receive a lump sum cash severance amount equal to his base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of termination, less taxes and other required withholding. In the event that Mr. Wilcox’s employment is terminated by the Company and the Bank for other than Cause, Disability, or Mr. Wilcox’s death and such termination does not occur in conjunction with a Change in Control or two (2) years after a Change in Control, then Mr. Wilcox will be entitled to receive a lump sum cash severance amount equal to his base salary as in effect immediately prior to the date of termination, plus his incentive bonus for the previous year, less taxes and other required withholding. In each case, Mr. Wilcox also will be entitled to receive for a period ending at the earlier of (i) the third anniversary of the date of termination or (ii) the date of his full-time employment by another employer, at no cost to him, the continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination, other than any stock option or other stock compensation plans or bonus plans of the Company and the Bank; provided, however, if his participation in any such plan, program or arrangement is barred, the Company and the Bank will arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements.

If the payments and benefits to Mr. Wilcox upon termination would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, the payments and benefits payable by the Company and the Bank under the Wilcox Agreement will be reduced, in the manner determined by Mr. Wilcox, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Company and the Bank to Mr. Wilcox being non-deductible to the Company and the Bank pursuant to Section 280G of the Internal Revenue Code and subject to the excise tax imposed under Section 4999 of the Internal Revenue Code.

In the event that Mr. Wilcox’s employment is terminated by the Company and the Bank for Cause, or Mr. Wilcox terminates his employment other than for Disability or Good Reason, Mr. Wilcox will have no right to compensation or other benefits for any period after the applicable date of termination or death other than for base salary accrued through the date of termination or death.  In the event that Mr. Wilcox’s employment is terminated as a result of Disability or Mr. Wilcox’s death during the term of the Wilcox Agreement, Mr. Wilcox, or his estate in the event of his death, will receive the lesser of (i) his existing base salary as in effect as of the date of termination or death, multiplied by one year or (ii) his base salary for the duration of the term of employment.

Mr. Wilcox has agreed that during the term of his employment and after termination of his employment, he will not disclose to any other person or entity, other than in the regular course of business of the Company and the Bank, any “Confidential and Proprietary Information” (as defined in the Wilcox Agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company and the Bank.  Pursuant to the terms of the Wilcox Agreement, Mr. Wilcox agreed that during the term of the Wilcox Agreement and for one (1) year after the date of termination he will not solicit for hire or encourage another person to solicit for hire a “Covered Employee” (as defined in the Wilcox Agreement).

Smith Employment Agreement.  Mr. Kent Smith, the Company and the Bank entered into an Employment Agreement dated January 1, 2011 (“Smith Agreement”) that provides for the employment of Mr. Smith as the Executive Vice President and Chief Financial Officer of the Company and the Bank.  The Smith Agreement has a term of three (3) years, and, on each annual anniversary date, the term automatically is extended for an additional one-year period by the Company’s and the Bank’s Boards of Directors, unless Mr. Smith, on the one hand, or the Company or the Bank, on the other hand, gives written notice to the other party of its election not to extend the term of the Smith Agreement, with such notice to be given not less than ninety (90) days prior to any such anniversary date.  If such notice is given by either party, then the Smith Agreement will terminate at the conclusion of its remaining term.

Pursuant to the Smith Agreement, Mr. Smith will receive a minimum base salary of $205,000 per year, which may be increased from time to time in such amounts as may be determined by the Company’s and the Bank’s Boards of Directors.  In addition, Mr. Smith will be eligible for a discretionary performance bonus not to exceed 100% of his base salary, based on his individual performance and the overall performance of the Company and the Bank, with eligibility and the amount of any such bonus to be at the discretion of the Compensation Committee of each of the Company’s and Bank’s Boards of Directors.  Mr. Smith is also entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Company and the Bank, to the extent commensurate with Mr. Smith’s then duties and responsibilities as fixed by the Boards of Directors of the Company and the Bank.

Pursuant to the Smith Agreement, the Company and the Bank have the right, at any time upon prior notice of termination, to terminate Mr. Smith’s employment for any reason, including, without limitation, termination for “Cause” or “Disability” (each as defined in the Smith Agreement), and Mr. Smith has the right, upon prior notice of termination, to terminate his employment with the Bank for any reason.

In the event that Mr. Smith’s employment is terminated (a) by the Company and the Bank for other than Cause, Disability, or Mr. Smith’s death and such termination occurs within two (2) years following a “Change in Control” (as defined in the Smith Agreement) or (b) by Mr. Smith due to a material breach of the Smith Agreement by the Company and the Bank, or for “Good Reason” (as defined in the Smith Agreement), then Mr. Smith will be entitled to receive a lump sum cash severance amount equal to his base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of termination, less taxes and other required withholding. In the event that Mr. Smith’s employment is terminated by the Company and the Bank for other than Cause, Disability, or Mr. Smith’s death and such termination does not occur in conjunction with a Change in Control or two (2) years after a Change in Control, then Mr. Smith will be entitled to receive a lump sum cash severance amount equal to his base salary as in effect immediately prior to the date of termination, plus his incentive bonus for the previous year, less taxes and other required withholding. In each case, Mr. Smith also will be entitled to receive for a period ending at the earlier of (i) the third anniversary of the date of termination or (ii) the date of his full-time employment by another employer, at no cost to him, the continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination, other than any stock option or other stock compensation plans or bonus plans of the Company and the Bank; provided, however, if his participation in any such plan, program or arrangement is barred, the Company and the Bank will arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements.

If the payments and benefits to Mr. Smith upon termination would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, the payments and benefits payable by the Company and the Bank under the Smith Agreement will be reduced, in the manner determined by Mr. Smith, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Company and the Bank to Mr. Smith being non-deductible to the Company and the Bank pursuant to Section 280G of the Internal Revenue Code and subject to the excise tax imposed under Section 4999 of the Internal Revenue Code.

In the event that Mr. Smith’s employment is terminated by the Company and the Bank for Cause, or Mr. Smith terminates his employment other than for Disability or Good Reason, Mr. Smith will have no right to compensation or other benefits for any period after the applicable date of termination or death other than for base salary accrued through the date of termination or death.  In the event that Mr. Smith’s employment is terminated as a result of Disability or Mr. Smith’s death during the term of the Smith Agreement, Mr. Smith, or his estate in the event of his death, will receive the lesser of (i) his existing base salary as in effect as of the date of termination or death, multiplied by one year or (ii) his base salary for the duration of the term of employment.

Mr. Smith has agreed that during the term of his employment and after termination of his employment, he will not disclose to any other person or entity, other than in the regular course of business of the Company and the Bank, any “Confidential and Proprietary Information” (as defined in the Smith Agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company and the Bank.  Pursuant to the terms of the Smith Agreement, Mr. Smith has agreed that during the term of the Smith Agreement and for one (1) year after the date of termination he will not solicit for hire or encourage another person to solicit for hire a “Covered Employee” (as defined in the Smith Agreement).

Karr Employment Agreement.  Mr. Michael Karr, the Company and the Bank entered into an Employment Agreement dated January 1, 2011 (“Karr Agreement”) that provides for the employment of Mr. Karr as the Executive Vice President and Chief Credit Officer of the Company and the Bank.  The Karr Agreement has a term of three (3) years, and, on each annual anniversary date, the term automatically is extended for an additional one-year period by the Company’s and the Bank’s Boards of Directors, unless Mr. Karr, on the one hand, or the Company or the Bank, on the other hand, gives written notice to the other party of its election not to extend the term of the Karr Agreement, with such notice to be given not less than ninety (90) days prior to any such anniversary date.  If such notice is given by either party, then the Karr Agreement will terminate at the conclusion of its remaining term.

Pursuant to the Karr Agreement, Mr. Karr will receive a minimum base salary of $195,000 per year, which may be increased from time to time in such amounts as may be determined by the Company’s and the Bank’s Boards of Directors.  In addition, Mr. Karr will be eligible for a discretionary performance bonus not to exceed 100% of his base salary, based on his individual performance and the overall performance of the Company and the Bank, with eligibility and the amount of any such bonus to be at the discretion of the Compensation Committee of each of the Company’s and Bank’s Boards of Directors.  Mr. Karr is also entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Company and the Bank, to the extent commensurate with Mr. Karr’s then duties and responsibilities as fixed by the Boards of Directors of the Company and the Bank.

Pursuant to the Karr Agreement, the Company and the Bank have the right, at any time upon prior notice of termination, to terminate Mr. Karr’s employment for any reason, including, without limitation, termination for “Cause” or “Disability” (each as defined in the Karr Agreement), and Mr. Karr has the right, upon prior notice of termination, to terminate his employment with the Bank for any reason.

In the event that Mr. Karr’s employment is terminated (a) by the Company and the Bank for other than Cause, Disability, or Mr. Karr’s death and such termination occurs within two (2) years following a “Change in Control” (as defined in the Karr Agreement) or (b) by Mr. Karr due to a material breach of the Karr Agreement by the Company and the Bank, or for “Good Reason” (as defined in the Karr Agreement), then Mr. Karr will be entitled to receive a lump sum cash severance amount equal to his base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of termination, less taxes and other required withholding. In the event that Mr. Karr’s employment is terminated by the Company and the Bank for other than Cause, Disability, or Mr. Karr’s death and such termination does not occur in conjunction with a Change in Control or two (2) years after a Change in Control, then Mr. Karr will be entitled to receive a lump sum cash severance amount equal to his base salary as in effect immediately prior to the date of termination, plus his incentive bonus for the previous year, less taxes and other required withholding. In each case, Mr. Karr also will be entitled to receive for a period ending at the earlier of (i) the third anniversary of the date of termination or (ii) the date of his full-time employment by another employer, at no cost to Mr. Karr, the continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination, other than any stock option or other stock compensation plans or bonus plans of the Company and the Bank; provided, however, if his participation in any such plan, program or arrangement is barred, the Company and the Bank will arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements.

If the payments and benefits to Mr. Karr upon termination would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, the payments and benefits payable by the Company and the Bank under the Karr Agreement will be reduced, in the manner determined by Mr. Karr, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Company and the Bank to Mr. Karr being non-deductible to the Company and the Bank pursuant to Section 280G of the Internal Revenue Code and subject to the excise tax imposed under Section 4999 of the Internal Revenue Code.

In the event that Mr. Karr’s employment is terminated by the Company and the Bank for Cause, or Mr. Karr terminates his employment other than for Disability or Good Reason, Mr. Karr will have no right to compensation or other benefits for any period after the applicable date of termination or death other than for base salary accrued through the date of termination or death.  In the event that Mr. Karr’s employment is terminated as a result of Disability or Mr. Karr’s death during the term of the Karr Agreement, Mr. Karr, or his estate in the event of his death, will receive the lesser of (i) his existing base salary as in effect as of the date of termination or death, multiplied by one year or (ii) his base salary for the duration of the term of employment.

Mr. Karr has agreed that during the term of his employment and after termination of his employment, he will not disclose to any other person or entity, other than in the regular course of business of the Company and the Bank, any “Confidential and Proprietary Information” (as defined in the Karr Agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company and the Bank.  Pursuant to the terms of the Karr Agreement, Mr. Karr has agreed that during the term of the Karr Agreement and for one (1) year after the date of termination he will not solicit for hire or encourage another person to solicit for hire a “Covered Employee” (as defined in the Karr Agreement).

Salary Continuation Plan

As more fully discussed in “Salary Continuation Plan” under “Nonqualified Deferred Compensation” below, we have established a Salary Continuation Plan for our CEO that provides for certain annual benefits for him following his retirement from the Company, and that provides for the acceleration of his benefits upon his termination due to a change-in-control, as that term is defined in the plan.

Administration of the Company’s Compensation Program

The Company monitors its compensation program through the Compensation Committee.  The Compensation Committee ensures that the total compensation paid to the Company’s Named Executive Officers are appropriate given the Company’s compensation goals and philosophies, as well as the skill sets and abilities of each individual recipient.  The Company, through the Compensation Committee, endeavors to ensure that that the compensation and benefits of the Named Executive Officers are appropriate as compared to similar executive officers within the banking industry.

The Compensation Committee’s responsibilities are to:

●
establish the base salary, incentive compensation and any other compensation for the Company’s CEO and; review and approve the base salary, incentive compensation and other compensation for the CFO, the COO and the CCO in consultation with the Company’s CEO;

●
monitor the Company’s management incentive and equity-based compensation plans, retirement and benefit plans and discharge the duties imposed on the Compensation Committee by the terms of those plans; and

●	perform other functions or duties deemed appropriate by the Board.

Compensation decisions for our Named Executive Officers and the non-employee directors are made by the Compensation Committee.

Accounting and Tax Considerations - Equity-Based Compensation

The Compensation Committee also considers the tax and accounting treatment of the various components of compensation, and although these considerations do not generally drive its decisions, the Compensation Committee generally strives to put the Company in the best position with respect to tax and accounting treatment.  In particular, the Compensation Committee attempts to ensure that compensation to Named Executive Officers is deductible under Section 162(m) of the Internal Revenue Code, although the Compensation Committee has reserved the right to provide compensation to Named Executive Officers that is not deductible for income tax purposes as circumstances warrant.

Hedging/Pledging Policy

The Company considers it inappropriate for any director or officer to enter into speculative transactions in the Company’s securities.  The Company’s insider trading policy prohibits the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities.  This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership.  Finally, directors, officers, and other employees may not purchase the Company’s securities on margin, or borrow against any account in which Company securities are held.  The prohibitions do not apply to the exercise of stock options granted as part of a Company incentive plan.

Stock Ownership Guideline for the CEO

The Board of Directors has adopted a stock ownership guideline for the CEO as of March 28, 2012.  The guidelines require that the CEO own shares of common stock having a value of at least three times base salary, to be achieved over a five year period from the adoption of the guideline.  At December 31, 2012, the CEO was in compliance with the established ownership guidelines.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the CD&A set forth in this Proxy Statement with management.  Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

Compensation Policies and Programs and Risk Management

The Compensation Committee views the Company’s compensation program with a long-term focus.  The greatest amount of compensation can be achieved over long periods of time through sustained excellent performance.  We believe our compensation policies and programs provide a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics that mitigate excessive risk-taking that could harm our value or reward poor judgment by our Named Executive Officers.  In addition, the Compensation Committee, with the assistance of the CEO, establishes goals and objectives with a mix of quantitative and qualitative performance elements in order to avoid excessive weight on one performance measure.  The Compensation Committee retains discretion in making final award determinations under its program so as to take into account changing market conditions, which allows our executives to focus on the long-term health of our Company rather than an “all or nothing” approach to achieving short-term goals.

Summary Compensation Table

The Named Executive Officers for 2012 consisted of Steven R. Gardner, our President and CEO, Kent J. Smith, our Executive Vice President and CFO, Eddie Wilcox, our Executive Vice President and COO, and Mike Karr, our Executive Vice President and CCO.  The following table shows the compensation of the Named Executive Officers for services to the Company or the Bank during the years ended December 31, 2012, 2011 and 2010.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)(4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)

Steven R. Gardner	2012	415,000	249,000	-	270,119	74,250	-	32,855	1,041,224
President and	2011	415,000	186,750	-	17,361	70,262	-	27,167	716,540
Chief Executive Officer	2010	375,000	168,750	-	-	66,098	-	35,206	645,054

Kent Smith	2012	195,000	92,250	-	67,530	-	-	27,899	382,679
Executive Vice President and	2011	195,000	48,750	-	6,944	-	-	12,250	262,944
Chief Financial Officer	2010	175,000	21,875	-	-	-	-	14,918	211,793

Eddie Wilcox *	2012	225,000	105,750	-	67,530	-	-	22,095	420,375
Executive Vice President and	2011	225,000	75,000	-	6,944	-	-	19,198	326,142
Chief Operating Officer	2010	215,000	53,750	-	-	-	-	21,427	290,177

Mike Karr	2012	195,000	87,750	-	67,530	-	-	22,660	372,940
Executive Vice President and	2011	195,000	48,750	-	6,944	-	-	11,622	262,316
Chief Credit Officer	2010	185,000	27,750	-	-	-	-	21,927	234,677

* Mr. Wilcox served as Chief Banking Officer prior to his promotion to COO in March 2013.

(1)
Discretionary incentive cash awards earned in 2010 were paid in 2011, with the exception of Mr. Karr who received his discretionary cash incentive for 2010 in December of 2010; Discretionary incentive cash awards earned in 2011 were paid in 2012, and Discretionary incentive cash awards earned in 2012 were paid in 2013, with the exception of Messrs. Gardner and Karr who received their discretionary incentive cash in December of 2012.

(2)	There were no stock awards granted in 2010, 2011 or 2012.

(3)
Option awards include options that were awarded on June 5, 2012 at a grant price of $7.87 per share.  Mr. Gardner was awarded options to purchase a total of 100,000 shares of common stock in 2012, and Messrs. Smith, Wilcox, and Karr were each awarded options to purchase a total of 25,000 shares of common stock in 2012.

(4)
The value of options granted in 2012 was determined based upon the aggregate grant date fair value as computed pursuant to FASB ASC Topic 718.  “Refer to Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions underlying the option award valuations.

(5)	Non-equity Incentive Plan Compensation included amounts as described in “Salary Continuation Plan” below.

(6)	All Other Compensation is described in the section “All Other Compensation” below.

Stock Awards

The Company made no awards of stock in 2012.

Option Awards

In 2012, the Company granted options to purchase 187,500 shares of common stock to its directors, executives and key employees.  All options granted in 2012 were valued based on the aggregate grant date fair value of the award determined pursuant to FAS 123R with the following assumptions:

Assumptions
	Number	Grant					Fair Market
Grant	of Options	Price	Dividend		Risk Free	Expected	Value at Grant
Date	Granted	Per Share	Yield	Volatility	Rate	Life (Years)	Per Share

6/5/2012	187,500	$ 7.87	--	23.14%	1.57%	10.00	$ 2.70

Non-Equity Incentive Plan Compensation

The Company’s non-equity incentive plan compensation consists solely of discretionary cash bonuses paid to the Named Executive Officers as described in “Annual Incentive Cash Awards” above.  In the case of all of the Named Executive Officers, the non-equity incentive compensation cannot exceed 100% of their base salary per their employment agreements effective in 2011.

All Other Compensation

The amount of All Other Compensation reported for each Named Executive Officer in the Summary Compensation Table above consisted of the following:

ALL OTHER COMPENSATION
Name and Principal Position	Year	401(k) Contributions ($)	Auto ($) (1)	Group Term Life ($)	Other Insurance ($)(2)	Total ($)

Steven R. Gardner	2012	22,500	1,329	1,008	8,018	32,855
President and Chief
Executive Officer

Kent Smith	2012	22,500	-	261	5,138	27,899
Executive Vice President and
Chief Financial Officer

Eddie Wilcox	2012	11,995	5,000	315	4,785	22,095
Executive Vice President and
Chief Operating Officer

Mike Karr	2012	17,000	-	174	5,486	22,660
Executive Vice President and
Chief Credit Officer

_________________

(1)	Mr. Gardner has the use of a Company-leased vehicle and this amount represents the personal use by Mr. Gardner. Mr. Wilcox received an annual auto allowance of $5,000.

(2)
Mr. Gardner is covered under a separate $1.5 million life insurance policy, for which the Bank pays $698.70 every six months.  The Bank pays for a Short Term Disability policy for Mr. Gardner which costs $1,728 annually.

Grants of Plan-Based Awards in 2012

Other than the grants of options to purchase shares of the Company’s common stock to directors, executives, and key employees described above, the Company made no grants of plan-based awards in 2012.

Outstanding Equity Awards

This table shows the equity awards that have been previously awarded to each of the Named Executive Officers and which remained outstanding as of December 31, 2012.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Steven R. Gardner	25,000	-	-	$10.54	12/10/2013
President and	75,000	-	-	$10.65	6/30/2014
Chief Executive Officer	25,000	-	-	$12.10	1/3/2017
	25,000	-	-	$7.10	1/2/2018
	35,000	-	-	$5.01	8/27/2018
	5,000	-	3,334	$6.30	1/5/2021
	100,000	-	100,000	$7.87	6/5/2022

Kent Smith	2,000	-	1,334	$6.30	1/5/2021
Executive Vice President and	25,000	-	25,000	$7.87	6/5/2022
Chief Financial Officer

Eddie Wilcox	10,000	-	-	$7.47	8/4/2013
Executive Vice President	5,000	-	-	$10.54	12/10/2013
and Chief Operating Officer	25,000	-	-	$10.65	6/30/2014
	10,000	-	-	$12.10	1/3/2017
	25,000	-	-	$7.10	1/2/2018
	17,500	-	-	$5.01	8/27/2018
	2,000	-	1,334	$6.30	1/5/2021
	25,000	-	25,000	$7.87	6/5/2022

Mike Karr	5,000	-	-	$12.10	1/3/2017
Executive Vice President and	10,000	-	-	$7.10	1/2/2018
Chief Credit Officer	10,000	-	-	$5.01	8/27/2018
	2,000	-	1,334	$6.30	1/5/2021
	25,000	-	25,000	$7.87	6/5/2022

For purposes of the above table, as of December 31, 2012, there were no outstanding Stock Awards held by any of the Named Executive Officers

    The unearned options from the table above vest as follows:

Name	Unvested	Vesting Date	Vesting %

Steven R. Gardner	3,334	1/5/2014	100%
	100,000	6/5/2015	100%

Kent Smith	1,334	1/5/2014	100%
	25,000	6/5/2015	100%

Eddie Wilcox	1,334	1/5/2014	100%
	25,000	6/5/2015	100%

Mike Karr	1,334	1/5/2014	100%
	25,000	6/5/2015	100%

Exercised Options in 2012

2012 OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Steven R. Gardner (*)	25,000	107,500	-	$-
President and
Chief Executive Officer

* Mr. Gardner exercised one option for 25,000 shares on December 19, 2012. The options had an expiration date of December 19, 2012 and an exercise price of $5.85 per share.

Pension Benefits

The Company has no pension benefits plans.

Nonqualified Deferred Compensation

The Company offers two nonqualified defined contribution plans: the Director’s Deferred Compensation Plan and the Salary Continuation Plan.  Currently the Company only offers deferred compensation to the Board of Directors under the Director’s Deferred Compensation Plan as more fully described under “Director Compensation in 2012” above in this Proxy Statement.  The Company does not offer deferred compensation to the Named Executive Officers at this time.  During 2012, our CEO, who is the sole participant in our Salary Continuation Plan, did not withdraw any amounts from the Salary Continuation Plan.

Salary Continuation Plan

In 2006, the Bank implemented a non-qualified supplemental retirement plan for our Chief Executive Officer.  Because the Salary Continuation Plan is an unfunded plan, the Bank is under no obligation to fund the Salary Continuation Plan.  The Salary Continuation Plan provides for the annual benefit of $150,000 for our CEO, which is to be paid out in twelve (12) equal monthly installments commencing on the first day of the month following normal retirement at age 62 for a period of fifteen (15) years.  The Salary Continuation Plan also provides for the acceleration of the CEO’s benefits upon his termination due to a change-in-control, as that term is defined in this plan. See “Potential Payments Made Upon Termination or a Change-in-Control” below.

The amount expensed in 2012 under the Salary Continuation Plan amounted to an aggregate of $80,378, of which $74,250 was for Mr. Gardner.  As of December 31, 2012, $523,628 was recorded in other liabilities on the Company’s consolidated statements of condition for this Salary Continuation Plan.  The Salary Continuation Plan was accounted for in accordance with SFAS No. 158 as of December 31, 2012.

2012 NONQUALIFIED SALARY CONTINUATION PLAN
Name	Aggregate Balance at Fiscal Year-End Prior to Last Fiscal Year-End ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawls/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Steven R. Gardner	351,801	74,250	-	-	426,051
President and
Chief Executive Officer

Long-Term Care Insurance Plan

In September 2006, the Bank implemented the Long-Term Care Insurance Plan for the Named Executive Officers and non-employee directors of the Bank.  The non-employee directors may elect not to participate in the insurance plan.  For those who opt out, the amount of the insurance premium, up to $4,000 annually, is recorded each month to their deferred compensation account with interest or is applied toward health insurance benefits if so elected.  The expense for the Long-Term Care Insurance Plan in 2012, for the Named Executive Officers and Directors, was $14,378.

2012 LONG-TERM CARE INSURANCE

Name	Premiums Paid by Registrant ($)

Kenneth A. Boudreau	-
Joseph L. Garrett	-
John D. Goddard	-
David L. Hardin *	3,907
Jeff C. Jones	-
Michael L. McKennon	2,502
Ronald G. Skipper **	4,000
Total Directors	10,409
Steven R. Gardner	2,502
Eddie Wilcox	1,467
Kent Smith	-
Mike Karr	-
Total Named Executives	3,969
Total Long-Term Care Insurance	14,378

* Mr. Hardin resigned from the Boards of Directors of the Company and the Bank effective March 8, 2012.
** Mr. Skipper retired from the Boards of Directors of the Company and the Bank effective July 26, 2012.

Potential Payments Made Upon Termination or a Change-in-Control

As described in “Employment Arrangements” under “Compensation Discussion and Analysis” above in this Proxy Statement, all of our Named Executive Officers are party to an employment agreement with us, which provides the executives with benefits in the event of certain terminations of employment.  In addition, Mr. Gardner, our CEO, is a party to a Salary Continuation Plan, which also provides him with benefits in the event of certain terminations of employment.

Employment Agreements

As previously discussed in “Employment Arrangements” under “Compensation Discussion and Analysis” above, on January 1, 2011, we entered into employment agreements with our Named Executive Officers.  The following information describes payments due to Messrs. Gardner, Smith, Wilcox and Karr, who were the only Named Executive Officers that had employment agreements at December 31, 2012, following their termination of employment with us as if it had occurred on December 31, 2012.

Termination for Cause; Resignation without Disability or Good Reason.  If an executive is terminated for cause or resigns without disability or good reason, as such terms are defined in the employment agreements, he will receive only his base salary accrued through the date of termination or death.  In this event, no additional severance benefits are payable.

Termination as a Result of Disability; Death.  If an executive is terminated as a result of disability or death during the term of employment, the executive will receive the lesser of (i) his base salary as in effect as of the date of termination, multiplied by one year, or (ii) his base salary for the duration of the term of his employment agreement.

Termination other than for Cause, Disability or Death; Resignation by the Executive Due to Our Material Breach or Good Reason Following a Change of Control.  If an executive is terminated (a) by us other than for cause, disability, or his death and such termination occurs within two (2) years following a Change in Control or (b) by the executive due to a material breach of the employment agreement by us, or for “Good Reason,” then the executive will be entitled to a lump sum cash payment equal to his base salary as in effect immediately prior to the date of termination plus his incentive bonus for the previous year with respect to Messrs. Smith, Wilcox and Karr, and with respect to Mr. Gardner, that same amount multiplied by three (3) years.  Pursuant to the employment agreements, “Good Reason” means the executive resigned within two (2) years of a Change in Control based on (1) a material reduction by us of his functions, duties or responsibilities, (2) a material reduction by us of his base salary, or (3) our requirement that he be based at a location more than 50 miles from Costa Mesa, California, without the executive’s express written consent.  Under the terms of Mr. Gardner’s employment agreement only, if his employment with us is terminated as described above, then Mr. Gardner is entitled to participate, at no cost to him, in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination (other than any of our stock option or other stock compensation plans or bonus plans), for a period ending at the earlier of (i) the third anniversary of the date of termination, and (ii) the date of his full-time employment by another employer, provided that in the event Mr. Gardner’s participation in any such plan, program or arrangement is barred, we must arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements prior to the date of termination.

    In receiving any of the foregoing payments, the Named Executive Officers are not obligated to seek other employment or to mitigate in any way the amounts payable to them as set forth above, and such amounts will not be reduced or terminated whether or not an executive obtains other employment.

Each employment agreement also provides that the severance payments and benefits will be modified or reduced by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable being subject to an excise tax under the “golden parachute” provisions under Section 280G of the Internal Revenue Code or subject to the excise tax imposed under Section 4999 of the Internal Revenue Code.

Restrictive Covenants

The employment agreements require each executive to refrain from soliciting employees of the Company for a two-year period after termination of employment.  The agreements limit the executives’ ability to disclose or use any of the Company’s confidential information, trade secrets or business opportunities.

Salary Continuation Plan

The following describes the potential payments required pursuant to the Salary Continuation Plan, which is still in effect, in the event of his termination or a change of control.

Early Termination other than due to Change in Control, Death, Disability or for Cause.  In the event of an early termination of Mr. Gardner’s employment agreement, which termination results other than from a change in control, disability or cause, as such terms are defined in the Salary Continuation Plan, Mr. Gardner will receive one hundred percent (100%) of the accrual balance, as defined in the Salary Continuation Plan, determined as of the end of the month preceding the termination payable in twelve (12) equal monthly installments for a period of fifteen (15) years.

Disability Benefit.  In the event Mr. Gardner’s employment is terminated due to disability, Mr. Gardner will receive one hundred percent (100%) of the accrual balance determined as of the end of the month preceding the termination payable in twelve (12) equal monthly installments for a period of fifteen (15) years.

Change in Control Benefit.  Upon a change of control, followed within twelve (12) months by a termination of the Mr. Gardner’s employment agreement, Mr. Gardner will receive a lump sum amount equal to the present value of the stream of one hundred eighty (180) monthly payments of $12,500 each; provided that, in the event this amount is subject to federal excise taxes under the “golden parachute” provisions under Section 280G of the Internal Revenue Code, the payments will be reduced or delayed to the extent it would not be an excess parachute payment.

Death Benefit.  In the event Mr. Gardner dies while employed by us, his beneficiary will receive a lump sum amount equal to the present value of the stream of one hundred eighty (180) monthly payments of $12,500.

Summary of Potential Termination Payments

The following table reflects the value of termination payments and benefits that each of Messrs. Gardner, Smith, Wilcox and Karr, who were the Named Executive Officers that had employment agreements as of December 31, 2012, would receive under their employment agreements and the termination payments and benefits that Mr. Gardner would receive under the Salary Continuation Plan, as applicable, which was in place on December 31, 2012, if they had terminated employment on December 31, 2012 under the circumstances shown. The table does not include accrued salary and benefits, or certain amounts that the Messrs. Gardner, Smith, Wilcox and Karr would be entitled to receive under certain plans or arrangements that do not discriminate in scope, terms or operation, in favor of our executive officers and that are generally available to all salaried employees.

The following table reflects the value of termination payments and benefits that each of Messrs. Gardner, Smith, Wilcox and Karr, who were the Named Executive Officers that had employment agreements as of December 31, 2012, would receive Salary

Officer	Severance ($)		Insurance Benefits ($)		Salary Continuation Plan ($)		Equity Accelerated Vesting ($)		Total ($)

Mr. Gardner
Termination for Cause or Resignation without Disability or Good Reason	-		-		426,051	(5)	-		426,051
Death	415,000	(1)	1,500,000		1,488,700	(4)	250,199	(8)	3,653,899
Disability	415,000	(1)	36,000		426,051	(5)	250,199	(8)	1,127,250
Retirement	-		-		2,250,000	(6)	250,199	(8)	2,500,199
Change of Control	-		-		-		-		-
Termination without Cause, or Resignation Due to Our Material Breach	1,992,000	(2)	27,076	(3)	426,051	(5)	-		2,445,127
Termination in connection with a Change in Control	1,992,000	(2)	27,076	(3)	1,778,932	(7)	-		3,798,008

Mr. Wilcox
Termination for Cause or Resignation without Disability or Good Reason	-		-		-		-		-
Death or Disability	225,000	(1)	-		-		64,530	(8)	289,530
Retirement	-		-		-		64,530	(8)	64,530
Change of Control	-		-		-		-		-
Termination without Cause, or Resignation Due to Our Material Breach	330,750	(2)	15,298	(3)	-		-		346,048
Termination in connection with a Change in Control	330,750	(2)	15,298	(3)	-		-		346,048

Mr. Smith
Termination for Cause or Resignation without Disability or Good Reason	-		-		-		-		-
Death or Disability	195,000	(1)	-		-		64,530	(8)	259,530
Retirement	-		-		-		64,530	(8)	64,530
Change of Control	-		-		-		-		-
Termination without Cause, or Resignation Due to Our Material Breach	287,250	(2)	16,195	(3)	-		-		303,445
Termination in connection with a Change in Control	287,250	(2)	16,195	(3)	-		-		303,445

Mr. Karr
Termination for Cause or Resignation without Disability or Good Reason	-		-		-		-		-
Death or Disability	195,000	(1)	-		-		64,530	(8)	259,530
Retirement	-		-		-		64,530	(8)	64,530
Change of Control	-		-		-		-		-
Termination without Cause, or Resignation Due to Our Material Breach	282,750	(2)	14,641	(3)	-		-		297,391
Termination in connection with a Change in Control	282,750	(2)	14,641	(3)	-		-		297,391

(1)
With respect to termination due to disability or death, represents an amount equal to the lesser of (i) his base salary as in effect as of the date of termination, multiplied by one year, or (ii) his base salary for the duration of the term of his employment agreement.

(2)
For Mr. Gardner, the amount represents a cash severance amount equal to the executive’s base salary as in effect immediately prior to the date of termination plus his incentive bonus for the previous year, multiplied by three (3) years, to be paid in a lump sum.  For Messrs. Smith , Wilcox, , and Karr the amount represents a cash severance amount equal to the executive’s base salary as in effect immediately prior to the date of termination, plus his incentive bonus for the previous year, to be paid in a lump sum.  The foregoing severance amounts will be modified or reduced pursuant to Sections 280G or 4999 of the Internal Revenue Code (as applicable) as more fully described above under “Employment Agreements."

(3)
Represents the incremental cost to the Company resulting in the individual’s participation, at no cost to him, in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination (other than any stock option or other stock compensation plans or bonus plans of us), for a period ending at the earlier of (i) the third anniversary of the date of termination, and (ii) the date of his full-time employment by another employer, provided that in the event the individual’s participation in any such plan, program or arrangement is barred, we must arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements prior to the date of termination.

(4)	Represents a lump sum amount equal to the present value of the stream of one hundred eighty (180) monthly payments of $12,500 each.
(5)
Represents an amount equal to one hundred percent (100%) of the accrual balance, as defined in the Salary Continuation Plan, determined as of the end of the month preceding the termination payable in twelve (12) equal monthly installments for a period of fifteen (15) years.

(6)	Represents $150,000 payable annually in twelve (12) equal monthly installments for a period of fifteen (15) years.
(7)
Upon a change of control, followed within twelve (12) months by a termination of an executive’s employment agreement, represents a lump sum amount equal to the present value of the stream of one hundred eighty (180) monthly payments of $12,500 each; provided that, in the event this amount is subject to federal excise taxes under the “golden parachute” provisions under Section 280G of the Internal Revenue Code, the payments will be reduced or delayed to the extent it would not be an excess parachute payment.

(8)
Reflects the dollar value of unexercisable options that become exercisable upon the occurrence of a sale event or termination due to death, disability or retirement pursuant to the terms of the 2000 Stock Incentive Plan, the 2004 Long-Term Incentive Plan and the 2012 Long-Term Incentive Plan.  The dollar value of the vested stock options was determined by calculating the closing price of the Company’s common stock on December 31, 2012 less the option exercise price, and multiplying that by the number of shares for each award at the end of year 2012.

RELATED TRANSACTIONS AND OTHER MATTERS

Transactions with Certain Related Persons

It is the policy of the Company that all permissible transactions between the Company and its executive officers, directors, holders of 5% or more of the shares of any class of its common stock and affiliates thereof, contain terms no less favorable to the Company than could have been obtained by it in arm’s-length negotiations with unaffiliated persons and are required to be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

On March 15, 2013, the Company completed its acquisition of FAB.  Prior to the acquisition, FAB was a commercial bank that exclusively focused on providing deposit and other services to HOAs and HOA management companies nationwide.  The FAB business of servicing HOAs and HOA management companies has been joined with and is currently the primary source of business for the Bank's existing Premier Property Banking Unit, which focuses exclusively on generating business banking relationships and servicing the specialized banking needs of property management companies, HOA management companies and their respective clients.  In connection with the FAB acquisition, the Bank entered into an amendment of the Depository Services Agreement, dated October 1, 2011, as amended, between FAB and Associa (“Depository Services Agreement”), that provided for (i) the Bank to be the successor to FAB upon consummation of the acquisition and (ii) the term of the Depository Services Agreement to be extended for a five-year period.  The Depository Services Agreement governs the services to be provided by the Bank to Associa and the 56 HOA management companies controlled by Associa and those services to be provided by the Associa HOA management companies to the Bank.

Mr. Carona, who became a director of the Company in connection with the completion of the FAB acquisition, is the majority owner and President and Chief Executive Officer of Associa.  Pursuant to the Depository Services Agreement, FAB paid Associa approximately $1.4 million in 2012.  Although the Company has not accrued an amount for the payments to be made to Associa in fiscal 2013 pursuant to the Depository Services Agreement, the Company expects that such payments will exceed $120,000.

Indebtedness of Management

No executive officer or director was indebted to the Company or its subsidiaries in an amount greater than $120,000 at any time during the fiscal years that ended December 31, 2012, 2011 or 2010.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the related rules and regulations, our directors and executive officers and any beneficial owners of more than 10% of any registered class of our equity securities, are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on our review of copies of these reports and on written representations from such reporting persons, we believe that during 2012,  all such persons filed all ownership reports and reported all transactions on a timely basis.

ITEM 2.  TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, enacted in 2010, requires that companies provide their stockholders with the opportunity to cast an advisory vote to approve executive officer compensation, commonly referred to as a “Say-on-Pay” vote, at least once every three years.  In a vote held at the 2012 Annual Meeting of Stockholders, our stockholders voted in favor of holding Say-on-Pay votes annually.  In light of this result and other factors considered by the Board, the Board has determined that the Company will hold Say-on-Pay votes on an annual basis until the next required vote on the frequency of such Say-on-Pay votes.

The Board believes that the Company’s compensation policies and procedures are appropriately aligned with the long-term interest of its stockholders.  The Board also believes that both the Company and stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue.

This Say-on-Pay proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby Approved.”

As described in detail and in the Compensation Discussion and Analysis, we intend for our compensation program to align the interests of our executive officers with those of the stockholders by rewarding performance for implementing the Company’s various strategies, with the ultimate goal of improving long-term stockholder value.  We evaluate both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions, and to ensure that compensation provided to key employees keeps these employees focused on franchise value creation.  Our compensation program includes:

●	Base salary;

●	Annual discretionary cash incentive awards;

●	Long-term equity incentive awards;

●	Retirement plans and other benefits; and

●	Other executive benefits, such as perquisites and severance benefits.

Vote Required

Your vote on this proposal is an advisory vote, which means that the Company and the Board are not required to take any action based on the outcome of the vote.  However, the Compensation Committee will consider the vote of our stockholders on this proposal when determining the nature and scope of future executive compensation programs.

The affirmative vote of holders of the majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal on a non-binding advisory basis.  Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal.  Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal.  Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ITEM 3.  TO RATIFY THE APPOINTMENT OF VAVRINEK, TRINE, DAY & CO., LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013

The Company’s independent auditors for its fiscal year ended December 31, 2012 were VTD, independent public accountants.  The Audit Committee of the Board of Directors considered the qualifications and experience of VTD, and, in consultation with the Board of Directors of the Company, appointed them as independent auditors for the Company for the current fiscal year which ends December 31, 2013.  Although ratification of our independent auditors by stockholders is not required by law, the Audit Committee and Board of Directors desire to obtain the stockholders’ ratification of such appointment.  If ratification of VTD as our independent auditors is not approved by stockholders, the matter will be referred to the Audit Committee for further review.

Representatives of VTD will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions submitted to the Secretary of the Company in advance of the Annual Meeting.

Vote Required The affirmative vote of holders of the majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal.  Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal.  Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF VAVRINEK, TRINE, DAY & CO., LLP AS THE COMPANY’S INDEPENDENT AUDITOR.

Fees

Aggregate fees for professional services rendered to the Company by VTD for the years ended December 31, 2012 and 2011 were as follows:

	2012	2011

Audit fees	$158,000	$132,000
Audit-related fees	10,000	10,000
Audit and audit-related fees	168,000	142,000
Tax compliance fees	14,000	19,000
All other fees	36,000	27,000
Total fees	$218,000	$188,000
Audit Fees

Audit fees are related to the integrated audit of the Company’s annual financial statements for the years ended December 31, 2012 and 2011, and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and 10-K for those years.

Audit-Related Fees

Audit-related fees for each of 2012 and 2011 included fees for audits of the Company’s 401(k) plan.

Tax Fees

Tax fees in both 2012 and 2011 consisted of tax compliance services in preparation of the Company’s tax returns filed with the Internal Revenue Service and various state tax agencies.

All Other Fees

All other fees for 2012 included fees related to the acquisitions of Palm Desert National Bank and FAB, and the 2012 public offering of common stock.  All other fees for 2011 included fees related to the acquisition of Canyon National Bank.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor.  The policy provides for pre-approval by the Audit Committee of specified audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

In 2012, 100% of Audit-Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2012 with management and with the independent auditors.  Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as amended by SAS 114 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other things:

●	Methods used to account for significant unusual transactions;

●	The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

●	The process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

●	Disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants, VTD, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee.  Additionally, the Audit Committee has discussed with VTD, the issue of its independence from the Company.  Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  The Audit Committee also recommended the appointment of VTD as the Company’s independent accountants for the year ending December 31, 2013.

AUDIT COMMITTEE

Michael L. McKennon, Chair
Kenneth A. Boudreau
Jeff C. Jones

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2012, including financial statements and schedules, accompanies this Proxy Statement.

Additional copies of the Annual Report on Form 10-K for the year ended December 31, 2012 may be obtained without charge by writing to Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614.  This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2012, are also available at our website, www.ppbi.com under the Investor Relations section and from the SEC at its website, www.sec.gov.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for Proxy Statements with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  We and some brokers household proxy materials, delivering a single Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker or nominee if your shares are held in a brokerage account or other account or our agent, American Stock Transfer & Trust Co., if you hold registered shares.  You can notify American Stock Transfer & Trust Co. by sending a written request to: American Stock Transfer & Trust Co., 59 Maiden Lane, New York, NY 10038, or by calling American Stock Transfer & Trust Co., at (800) 937-5449.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Under the rules of the SEC and our Bylaws, stockholder proposals that meet certain conditions may be included in our proxy statement and form of proxy for a particular annual meeting if they are presented to us in accordance with the following:

●
Stockholder proposals intended to be considered for inclusion in next year’s proxy statement for the 2014 Annual Meeting of Stockholders must be received by the Company by December 17, 2013, which is one hundred twenty (120) days prior to the anniversary date that we released this Proxy Statement to our stockholders for the Annual Meeting.

●
Stockholders that intend to present a proposal at our 2014 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement for that meeting, must give notice of the proposal to our Secretary no sooner than January 29, 2014, which is one hundred twenty (120) days prior to May 29, 2014, which is the one-year anniversary of the Annual Meeting, but no later than February 28, 2014, which is ninety (90) days prior to May 29, 2014 (the one-year anniversary of the Annual Meeting).  As set forth our Bylaws, the stockholder’s notice to the Secretary must contain certain required information.

●
If the date of the 2014 Annual Meeting of Stockholders is held on a date more than thirty (30) calendar days before or sixty (60) days after May 29, 2014 (the one-year anniversary of the Annual Meeting), the stockholder’s notice must be delivered to our Secretary no sooner than the 120th day prior to the 2014 Annual Meeting of Stockholders, and no later than (a) the 90th day prior to the date of the 2014 Annual Meeting of Stockholders, or (b) in the event the first public announcement of the date of the 2014 Annual Meeting of Stockholders is less than one hundred (100) days prior to the date of the 2014 Annual Meeting of Stockholders, the 10th day following the day on which public announcement of the date of the 2014 Annual Meeting of Stockholders is first made by the Company.

●
In the event the Board increases the number of directors to be elected to the Board and the public announcement of such increase is not made on or before February 18, 2014, which is one hundred (100) days prior to May 29, 2014 (the one-year anniversary of the Annual Meeting), stockholder nominees for the new directorships will be considered timely if provided to Secretary within 10 days of the public announcement.

●
Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act the proxies designated by us for the Annual Meeting will have discretionary authority to vote with respect to any proposal received after March 9, 2013, which is forty-five (45) days before the date on which the Company first sent the proxy materials for the Annual Meeting.  In addition, our Bylaws, provide that any matter to be presented at the Annual Meeting must be proper business to be transacted at the Annual Meeting or a proper nomination to be decided on at the Annual Meeting and must have been properly brought before such meeting pursuant to our Bylaws.

●
Our Secretary must receive notices of stockholder proposals or nominations in writing at the executive offices of the Company at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Secretary.

No notice that a stockholder intends to present a proposal at the Annual Meeting was received by the Company on or before March 1, 2013, which is ninety (90) days prior to the one-year anniversary of the 2012 Annual Meeting of Stockholders.

OTHER MATTERS

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders.  If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to promptly return your proxy card or vote by telephone or via the Internet.  If you are present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.  However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record-holder to vote personally at the Annual Meeting.

By Order of the Board of Directors,
Kent J. Smith
Corporate Secretary
Executive Vice President
Irvine, California
April 16, 2013

Please mark your votes as indicated in this example   x

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

VOTE ON DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IDENTIFIED BELOW:

1.        The election as directors of the nominees listed (except as marked to the contrary below)

Kenneth A. Boudreau, John J. Carona, Steven R. Gardner, Joseph L. Garrett, John D. Goddard, Jeff C. Jones, and Michael L. McKennon.

FOR ☐   WITHHOLD ☐ FOR ALL EXCEPT _________

Instructions: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s name in the space provided below:
(Write that nominee’s name in the space provided below.)

VOTE ON PROPOSALS

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS:

2.	To approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	To ratify the appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent auditor for the fiscal year ending December 31, 2013.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Signature:                                                                Signature:                                                                Date:

(This proxy should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)

FOLD AND DETACH HERE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2013:

The proxy materials for this Annual Meeting of Stockholders are available over the Internet at www.proxyvote.com.

VOTE BY MAIL, INTERNET OR TELEPHONE (24 hours a day, 7 days a week)

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

MAIL
If you received printed materials, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.  If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described in the Proxy Statement), which will include a proxy card.

or

INTERNET

Access “www.proxyvote.com” up until 11:59 p.m., Eastern Time, on May 28, 2013 and follow the on-screen instructions.  Have your proxy card available when you access the web page.

or
TELEPHONE
1-800-PROXIES
(1-800-776-9437)
Use any touch tone telephone to vote your proxy up until 11:59 p.m., Eastern Time, on May 28, 2013.  Have your proxy card in hand when you call.  You will be prompted to enter your control number, located in the box below, and then follow the directions given.

If you vote by telephone or internet
you do NOT need to mail back your proxy card.

THANK YOU FOR VOTING

REVOCABLE PROXY

PACIFIC PREMIER BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 29, 2013
9:00 a.m., Pacific Time

The undersigned hereby appoints the official proxy committee of the Board of Directors of Pacific Premier Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 29, 2013 at 9:00 a.m., Pacific Time, at the Company’s corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, and at any and all adjournments thereof, as indicated on the back of this proxy.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the election of each of the nominees for director named on the reverse side and "FOR" Items 2 and 3.  If any other business is presented at the Annual Meeting of Stockholders, this proxy will be voted by the official proxy committee of the Board of Directors of the Company in their best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting of Stockholders.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 16, 2013.

(Continued on the other side — important to mark, date and sign on the other side)

Detach here from proxy voting card.